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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HF Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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PRELIMINARY COPY—SUBJECT TO COMPLETION

October     , 2011

Dear Fellow Stockholder:

               On behalf of the Board of Directors of HF Financial Corp. (the "Corporation"), I cordially invite you to attend the Annual Meeting of Stockholders of the Corporation to be held at         , Central Standard Time, on December 13, 2011, at                                        , located at                                        .

               Stockholders are being asked to vote upon the election of two directors of the Corporation and to ratify the appointment of Eide Bailly, LLP, as the Corporation's independent registered public accounting firm. Your Board of Directors recommends that you vote "FOR" each of the nominees for director and "FOR" the ratification of Eide Bailly, LLP.

               Your vote at our 2011 Annual Meeting of Stockholders is especially important this year. Your Board of Directors is focused on creating long-term stockholder value through the ongoing execution of its strategic plan, which includes working to increase the Corporation's market share in its core markets, expanding its presence in the Minneapolis / St. Paul market, and pursuing attractive acquisition opportunities as they arise while maintaining strong capital levels and asset quality. The Corporation's Board recommends that stockholders vote FOR the Corporation's Board nominees on the enclosed BLUE proxy card to ensure stockholders receive the long-term value that belongs to them.

               Also, as you may know, PL Capital Group, a New Jersey-based hedge fund, intends to nominate two directors to the Corporation's Board of Directors. On the advice of counsel and after consultation with senior counsel at the Federal Reserve Board ("FRB"), the Corporation's Board believes, and has communicated directly to PL Capital, that PL Capital's proxy solicitation and other recent actions violate federal banking law because PL Capital has failed to obtain the required prior regulatory approval under the FRB's control regulations. Given the potentially serious implications of PL Capital's actions and the FRB's ongoing review of PL Capital's proxy solicitation and other activities, the Board of Directors cannot consider PL Capital's nominees and instead strongly urges you to support the Corporation's nominees.

               To support the Board's nominees, please complete, sign, and date only a BLUE proxy card, and return it in the enclosed postage-paid envelope, and do not sign or return any other proxy sent to you by other parties. If you have already returned a proxy card to PL Capital, we urge you to change your vote by returning the enclosed BLUE proxy card to support the Board's nominees. If you sign more than one proxy card, only the last proxy you sign and return will be considered.

               Whether or not you plan to attend the meeting in person, please read the enclosed Proxy Statement and then complete, sign and date the enclosed BLUE proxy card and return it in the accompanying postage-paid envelope, or authorize a proxy by telephone or through the internet site designated on the BLUE proxy card. This will save the Corporation additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

               Thank you for your attention to this important matter.

Very truly yours,
/s/ MICHAEL M. VEKICH
MICHAEL M. VEKICH Chairman of the Board of Directors

HF FINANCIAL CORP.
225 South Main Avenue
Sioux Falls, South Dakota 57104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 13, 2011

              Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of HF Financial Corp. (the "Corporation") will be held at                          , Central Standard Time, on December 13, 2011, at                                        , located at                                        .

              A BLUE proxy card and the Proxy Statement for the Meeting are enclosed along with the Corporation's Summary Report and Annual Report on Form 10-K for the fiscal year ended June 30, 2011. The Meeting is for the purpose of considering and acting upon:

    1.
    The election of Christine E. Hamilton and Thomas L. Van Wyhe, who have been nominated by the Nominating and Corporate Governance Committee, as Class III directors of the Corporation, to have terms expiring in 2014 and until their successors shall be elected and duly qualified;

    2.
    The ratification of the appointment of Eide Bailly, LLP, as the Corporation's independent registered public accounting firm for the fiscal year ending June 30, 2012; and

    3.
    Such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

              The Board of Directors is not aware of any other business to come before the Meeting.

              Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on October 17, 2011, are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

              A complete list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose germane to the Meeting. Such stockholder list will be available for a period of ten days prior to the Meeting and may be examined at any time between 9:00 a.m. and 3:00 p.m. on days that the Corporation is open for business at the principal offices of the Corporation located at 225 South Main Avenue, Sioux Falls, South Dakota 57104. The list will also be available for examination throughout the duration of the Meeting.

              You are requested to complete, sign and date the enclosed BLUE proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed postage-paid envelope, or authorize a proxy by telephone or through the internet site designated on the BLUE proxy card.

By Order of the Board of Directors,

Pamela F. Russo Corporate Secretary

Sioux Falls, South Dakota
October              , 2011

IMPORTANT: THE PROMPT RETURN OF BLUE PROXY CARDS WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. YOU MAY ALSO AUTHORIZE A PROXY BY TELEPHONE OR THROUGH THE INTERNET SITE DESIGNATED ON THE BLUE PROXY CARD.

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on December 13, 2011

              The proxy materials for the Corporation's Annual Meeting of Stockholders, including the 2011 Annual Report on Form 10-K, Proxy Statement and any other additional soliciting materials, are available over the internet at http://bnymellon.mobular.net/bnymellon/hffc.

PROXY STATEMENT

HF FINANCIAL CORP.
225 South Main Avenue
Sioux Falls, South Dakota 57104

ANNUAL MEETING OF STOCKHOLDERS
December 13, 2011

Introduction

              This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of HF Financial Corp. (referred to herein as "we," "us," "our" and the "Corporation") to be used at the Annual Meeting of Stockholders of the Corporation (the "Meeting"), to be held at                           , located at                          , on December 13, 2011, at             , Central Standard Time, and at any adjournments or postponements of the Meeting.

              The accompanying Notice of Meeting, BLUE proxy card and this Proxy Statement are first being mailed to stockholders on or about October     , 2011. Certain of the information provided herein relates to Home Federal Bank (the "Bank"), a wholly owned subsidiary and the primary operating entity of the Corporation.

              At the Meeting, the stockholders of the Corporation are being asked to consider and vote upon (i) the election of Christine E. Hamilton and Thomas L. Van Wyhe, as Class III directors of the Corporation to have terms expiring in 2014 and until their successors shall be elected and duly qualified, (ii) the ratification of the appointment of Eide Bailly, LLP, as the Corporation's independent registered public accounting firm for the fiscal year ending June 30, 2012, and (iii) any other matters that may properly come before the Meeting or any adjournments or postponements thereof.

              The close of business on October 17, 2011 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting and any and all adjournments or postponements thereof. Only stockholders of record on the Record Date are entitled to notice of and to vote at the Meeting. The total number of shares of common stock, par value $.01 per share, of the Corporation (the "Common Stock") outstanding on the Record Date was [              ], which are the only securities of the Corporation entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to a vote at the Meeting.

Voting Rights and Proxy Information

              All shares of Common Stock represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. Directors will be elected by a plurality of the votes cast at the Meeting by stockholders present in person or represented by proxy. The Corporation's Board of Directors has adopted a majority voting policy, which applies to uncontested elections only. Please see "Majority Voting Standard and Director Resignation Policy" below. Ratification of the appointment of Eide Bailly, LLP, as the Corporation's independent registered public accounting firm for the fiscal year ending June 30, 2012, requires the affirmative vote of the majority of the votes cast at the Meeting by stockholders present in person or represented by proxy. The Board of Directors does not know of any matters other than as described in the Notice of Meeting that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment.

              If no instructions are indicated on the BLUE proxy card, properly executed proxies will be voted "FOR" election of the nominees for director named herein and "FOR" the ratification of the appointment of Eide Bailly, LLP. Shares held by persons attending the Annual Meeting but not voted, shares represented by proxies that reflect abstentions as to a particular proposal and

"broker non-votes" (if any) will be counted as present for purposes of determining a quorum, but will not be counted as votes cast with regard to the election of directors or the ratification of the appointment of Eide Bailly, LLP and will have no effect on the outcome of these proposals. A "broker non-vote" occurs when a bank, broker or other nominee holding shares for a beneficial owner in street name has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. One-third of the shares of the Common Stock, present in person or represented by proxy, will constitute a quorum for purposes of the Meeting.

How to Vote

              If you sign, date and return the enclosed BLUE proxy card, your shares will be voted as you direct. If you are a stockholder of record and attend the Meeting, you may vote in person at the Meeting or deliver your signed BLUE proxy card in person. Proxies solicited will be used only at the Meeting.

              Alternatively, you may vote by phone by using the control number identified on the enclosed BLUE proxy card, or vote electronically over the internet in accordance with the instructions on the enclosed BLUE proxy card.

              Beneficial or street name holders may instruct the broker, bank or other nominee how to vote their shares by following the BLUE voting instruction form provided by your bank, broker or nominee.

              You may have received a communication from PL Capital, asking you to return their white proxy card. We urge you to not sign and return the white proxy card. Please return the enclosed BLUE proxy card and discard the white proxy card from PL Capital. If you have already returned the white card from PL Capital, you may change your vote by promptly signing, dating and returning the enclosed BLUE proxy card or voting by telephone or internet using the instructions on the BLUE proxy card. Only the latest dated proxy card or vote you submit will be counted.

              If your shares are registered in your own name, please sign, date and mail the enclosed BLUE proxy card to Innisfree in the self-addressed, stamped envelope provided. If your shares are held in the name of a brokerage firm, bank nominee or other institution, please sign, date and mail the enclosed BLUE voting instruction form in the self-addressed, stamped envelope provided. If you have any questions or need assistance in voting your shares, please contact our proxy solicitor:

Shareholders may call toll free (888) 750-5834
Banks and Brokers may call collect (212) 750-5833

IF YOU HAVE ALREADY RETURNED A WHITE PROXY CARD TO PL CAPITAL, WE URGE YOU TO CHANGE YOUR VOTE BY RETURNING THE ENCLOSED BLUE PROXY CARD TO SUPPORT THE BOARD'S NOMINEES.

              If you are a record holder, you may revoke your proxy and change your vote by: (i) the timely delivery of a valid, later-dated proxy, a later-dated vote by telephone, or a later-dated vote via the internet, (ii) providing timely written notice of revocation to our Corporate Secretary at our principal executive offices at 225 South Main Avenue, Sioux Falls, South Dakota 57104, or (iii) attending the Meeting and giving oral notice of your intention to vote in person.

              If you are the beneficial owner of shares held in street name, you may revoke your proxy and change your vote: (i) by submitting new voting instructions to your broker, bank or other nominee in accordance with their voting instructions, or (ii) if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares in person, by attending the Meeting, presenting the completed legal proxy to the Corporation and voting in person. You should be aware that simply attending the Meeting will not in and of itself constitute a revocation of your proxy.

Annual Meeting Admission

              Only the Corporation's shareholders may attend the Meeting. Proof of ownership of HF Financial Corp. common stock, along with valid picture identification (such as a driver's license or passport), must be presented in order to be admitted to the Meeting. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Meeting in person, you must bring valid picture identification, along with a brokerage statement, the proxy card mailed to you by your bank or broker or other proof of ownership to be admitted to the Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

Majority Voting Standard and Director Resignation Policy

              Under the Corporation's majority voting policy, a director is elected if the number of shares voted "for" that director exceeds the number of "withhold" votes cast against that director. Abstentions and broker non-votes have no effect on the election of a director.

              If any director nominee receives more "withhold" votes than "for" votes in an uncontested election of directors, his or her resignation will be delivered for consideration to the Corporation's Nominating and Corporate Governance Committee and the Board of Directors. The Nominating and Corporate Governance Committee would then recommend whether to accept the resignation, and the Board of Directors would make a determination within 90 days after certification of the stockholder vote. The Board of Directors would then promptly disclose its decision and rationale.

              An election will be considered "uncontested" if the number of nominees for election does not exceed the number of positions on the Board to be filled by election at the meeting, and includes any election where none of the Corporation's stockholders have provided notice by the record date of their intention to nominate one or more candidates to complete with the Board's nominees in a director election for a meeting, or the Corporation's stockholders have withdrawn all such nominations by the day before the Corporation mails its notice of a meeting. The majority voting policy is available on the Investor Relations page of the Corporation's website at www.homefederal.com.

              If an election is contested, such as this one, the majority voting policy would not apply and nominees would be elected by plurality voting.

Solicitation of Proxies; Expenses

              The cost of soliciting proxies will be borne by the Corporation. The Corporation has retained Innisfree M&A Incorporated ("Innisfree") to act as a proxy solicitor in conjunction with the Meeting, and will pay a fee not to exceed $             , plus reasonable out-of-pocket expenses, for proxy solicitation services. Innisfree expects that approximately 25 of its employees will assist in the solicitation. Our directors and certain executive officers may supplement the proxy solicitor's solicitation of proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors or employees for such services. Appendix A sets forth information relating to the Company's directors and employees who are considered "participants" in our solicitation under the rules of the Securities and Exchange Commission ("SEC"). Innisfree may ask brokerage houses, banks and other custodians and nominees whether other persons are beneficial owners of the Corporation's common stock. If so, the Corporation will reimburse brokers, banks and other custodians and nominees for their costs of sending our proxy materials to the beneficial owners of our common stock.

              As a result of the actions by PL Capital, we estimate we may incur approximately $             of additional expense in furtherance of, and in connection with, the solicitation in excess of that normally spent for an annual meeting, including attorneys fees, public relations fees, and printer costs incurred in connection with the preparation and filing of preliminary proxy materials with the SEC and the preparation of additional disclosures in the proxy statement as required by SEC rules governing proxy contests and additional proxy solicitation materials, and the fees of Innisfree, of which we estimate that approximately $             of expense has been incurred to date. However, this estimate does not include the costs represented by salaries and wages of officers and employees of the Corporation engaged in the solicitation process, costs we would normally incur in an uncontested director election or any costs associated with any potential litigation that may arise in connection with the proxy solicitation. Furthermore, the actual amount of additional expense we may incur, however, could be materially different from what we currently estimate, depending on possible actions that might be taken by PL Capital in connection with its proxy contest.

Security Ownership of Certain Beneficial Owners and Management

              The following table sets forth certain information regarding beneficial ownership of our Common Stock as of October 17, 2011, by (i) each person known to the Corporation to own beneficially more than 5% of our Common Stock, (ii) each director and director nominee of the Corporation, (iii) each officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Stock
PL Capital Group 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	[688,717	][1]	[9.9	]%
Jacobs Asset Management LLC One Fifth Avenue New York, New York 10003	[681,812	][2]	[9.8	]%
Sandler O'Neill Asset Management LLC 712 Fifth Avenue New York, New York 10019	[645,000	][3]	[9.3	]%
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	[622,630	][4]	[8.9	]%
Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	[350,000	][5]	[5.0	]%
HF Financial Corp. Employee Stock Ownership Plan 225 South Main Avenue Sioux Falls, South Dakota 57104	[194,090	][6]	[2.8	]%
Curtis L. Hage, Special Advisor and Director	[233,619	][7]	[3.3	]%
Brent R. Olthoff, Senior Vice President / Chief Financial Officer and Treasurer of the Company and Home Federal Bank	[7,577	][8]	*
Darrel L. Posegate, Former Executive Vice President of the Company, and President, Home Federal Bank	[56,081	][9]	*
Stephen M. Bianchi, Interim President and Chief Executive Officer	[3,670	][10]	*
David A. Brown, Senior Vice President / Community Banking, Home Federal Bank	[36,306	][11]	*
Charles T. Day, Director	[8,638	]	*
Christine E. Hamilton, Director (and nominee)	[11,319	]	*
Robert L. Hanson, Director	[56,168	]	*
David J. Horazdovsky, Director	[6,748	]	*
Thomas L. Van Wyhe, Director (and nominee)	[22,667	]	*
Michael M. Vekich, Chairman	[4,345	]	*
Directors and executive officers as a group (18 persons)	[539, 815	][12]	[7.6	]%

* Indicates individual owns less than one percent of outstanding shares of Common Stock.

1 The information regarding beneficial ownership by PL Capital Group is as reported in a Schedule 13D/A filed with the SEC on October 12, 2011 by:

  •
  Financial Edge Fund, L.P. ("Financial Edge Fund");

  •
  Financial Edge—Strategic Fund, L.P. ("Financial Edge—Strategic");

  •
  PL Capital/Focused Fund, L.P. ("Focused Fund");

  •
  PL Capital, LLC, general partner of Financial Edge Fund, Financial Edge—Strategic and Focused Fund and beneficiary of the PL Capital Defined Benefit Pension Plan ("PL Capital");

  •
  PL Capital Advisors, LLC, the investment advisor to Financial Edge Fund, Financial Edge—Strategic, Focused Fund and Goodbody/PL Capital, L.P. ("PL Capital Advisors");

  •
  Goodbody/PL Capital, L.P. ("Goodbody/PL LP");

  •
  Goodbody/PL Capital, LLC, general partner of Goodbody/PL LP ("Goodbody/PL LLC");

  •
  John W. Palmer and Richard J. Lashley, as managing members of PL Capital, PL Capital Advisors and Goodbody/PL LLC and beneficiaries of the PL Capital Defined Benefit Pension Plan;

  •
  PL Capital Defined Benefit Pension Plan, a pension plan for PL Capital and its managing members Messrs. Palmer and Lashley;

  •
  Mr. John Palmer;

  •
  Mr. Richard Lashley, as an individual and jointly with his spouse, Beth R. Lashley, and as a holder of certain discretionary authority over an account held by Dr. Robin Lashley, his sister;

  •
  Beth R. Lashley jointly with her spouse, Richard J. Lashley;

  •
  Dr. Robin Lashley, as an individual;

  •
  Kevin V. Schieffer Grantor Retained Annuity Trust, Kevin V. Schieffer Trustee.

According to the Schedule 13D/A, (a) Financial Edge Fund has shared voting and shared dispositive power over 255,316 shares, (b) Financial Edge—Strategic has shared voting and shared dispositive power over 93,588 shares, (c) Focused Fund has shared voting and shared dispositive power over 169,344 shares, (d) PL Capital has shared voting and shared dispositive power over 529,905 shares, (e) PL Capital Advisors has shared voting and shared dispositive power over 556,095 shares, (f) Goodbody/PL LP has shared voting and shared dispositive power over 37,847 shares, (g) Goodbody/PL LLC has shared voting and shared dispositive power over 37,847 shares, (h) PL Capital Defined Benefit Pension Plan has shared voting and shared dispositive power over 11,657 shares, (i) John Palmer has shared voting and shared dispositive power over 567,752 shares and sole voting and sole dispositive power over 100 shares, (j) Richard Lashley has shared voting and shared dispositive power over 571,752 shares and sole voting and sole dispositive power over 500 shares, (k) Beth Lashley has shared voting and shared dispositive power over 2,000 shares, and (l) Robin Lashley has shared voting and shared dispositive power over 2,000 shares.

According to the Schedule 13D/A, (a) by virtue of Mr. Schieffer agreeing to serve as a nominee for election to the Company's Board of Directors in connection with the nomination of director candidates by the PL Capital Group, Mr. Schieffer and the Kevin V. Schieffer Grantor Retained Annuity Trust (the "Grantor Trust"), may be deemed to constitute a "group" with the PL Capital Group for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Mr. Schieffer and the Grantor Trust expressly disclaim beneficial ownership of securities held by the PL Capital Group and (b) Mr. Schieffer has shared voting and shared dispositive power over 116,365 shares.

2 Jacobs Asset Management LLC ("JAM") is as reported in a Schedule 13G filed with the SEC on December 31, 2010 by:

  •
  Sy Jacobs

  •
  Jacobs Asset Management, LLC

  •
  JAM Managers L.L.C.

  •
  JAM Partners LP

According to the Schedule 13G, (a) Sy Jacobs has shared voting and shared dispositive power over 681,812 shares, (b) Jacobs Asset Management, LLC has shared voting and shared dispositive power over 681,812 shares, (c) JAM Managers L.L.C. has shared voting and shared dispositive power over 454,658 shares, and (d) JAM Partners, LP has shared voting and shared dispositive power over 454,658 shares.

3 The information regarding beneficial ownership by Sandler O'Neill Asset Management LLC ("SOAM") is as reported in a Schedule 13D filed with the SEC on November 25, 2009 by:

  •
  Sandler O'Neill Asset Management, LLC

  •
  SOAM Holdings, LLC

  •
  Malta Partners, L.P.

  •
  Malta Hedge Fund, L.P.

  •
  Malta Hedge Fund II, L.P.

  •
  Malta Offshore, Ltd.

  •
  SOAM Capital Partners, L.P.

  •
  Terry Maltese

According to the Schedule 13D, (a) Sandler O'Neill Asset Management, LLC has shared voting and shared dispositive power over 645,000 shares, (b) SOAM Holdings, LLC has shared voting and shared dispositive power over 389,000 shares, (c) Malta Partners, L.P. has shared voting and shared dispositive power over 19,700 shares, (d) Malta Hedge Fund, L.P. has shared voting and shared dispositive power over 61,300 shares, (e) Malta Hedge Fund II, L.P. has shared voting and shared dispositive power over 308,000 shares, (f) Malta Offshore, Ltd. has shared voting and shared dispositive power over 111,000 shares, (g) SOAM Capital Partners, L.P. has shared voting and shared dispositive power over 145,000 shares, and (h) Terry Maltese has shared voting and shared dispositive power over 645,000 shares.

4 The information regarding beneficial ownership by Wellington Management Company, LLP ("Wellington") is as reported in a Schedule 13G filed with the SEC on February 12, 2010. Wellington is an investment advisor in accordance with Rule 240.13d-1(b)(1)(ii)(E). In its capacity as investment advisor, Wellington may be deemed to beneficially own 622,630 shares of the Corporation described in the Schedule 13D that are held by clients of Wellington Management. However, all securities reported are owned by such clients. Those clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities. To the knowledge of Wellington, no such client is known to have such right or power with respect to more than five percent of this class of securities. Wellington has shared voting power over 593,200 shares and shared dispositive power over 622,630 shares.

5 The information regarding beneficial ownership by Heartland Advisors, Inc. ("Heartland") is as reported in a Schedule 13G filed with the SEC on February 11, 2011. Heartland is an investment advisor in accordance with Rule 240.13d-1(b)(1)(ii)(E). In its capacity as investment advisor, Heartland may be deemed to beneficially own 350,000 shares of the Corporation described in the Schedule 13G that are held by clients of Heartland. However, all securities reported are owned by such clients. Those clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities. The Heartland Value Fund, a series of the Heartland Group, Inc., owns 350,000 shares or 5.0% of the class of securities of the Corporation. To the knowledge of Heartland, no such other accounts owns more than 5% of the outstanding stock of the Corporation.

6 Includes 194,090 shares allocated to the individual accounts of employees, officers and directors, over which shares such individuals are deemed to have sole voting and no investment power. Each participant may instruct the Employee Stock Ownership Plan ("ESOP") trustee, the Bank, as to the voting of the shares allocated to such participant's account under the ESOP.

7 Includes (a) 177,764 shares held directly by Mr. Hage, (b) 4,951 shares jointly held by Mr. Hage and his wife, over which Mr. Hage has shared voting and investment power, (c) 36,686 shares subject to options granted to Mr. Hage under the Corporation's 1991 Stock Option and Incentive Plan, as amended (the "1991 Plan") and the 2002 Stock Option and Incentive Plan (the "2002 Stock Plan") that are currently exercisable or exercisable within 60 days, and (d) 14,218 shares allocated to Mr. Hage's account under the ESOP. Excludes 85,405 shares held solely by Mr. Hage's spouse, of which he disclaims beneficial ownership.

8 Includes (a) 652 shares held directly by Mr. Olthoff, (b) 595 shares of restricted stock over which Mr. Olthoff has the sole voting power and has the right to receive dividends, but does not have the right to dispose of prior to vesting, and (c) 6,330 shares subject to options and stock appreciation rights granted to Mr. Olthoff under the 2002 Stock Plan that are currently exercisable or exercisable within 60 days.

9 Includes (a) 27,811 shares held directly by Mr. Posegate, (b) 27,983 shares subject to options and stock appreciation rights granted to Mr. Posegate under the 1991 Plan and 2002 Stock Plan that are currently exercisable or exercisable within 60 days, (c) 1,614 shares of restricted stock over which Mr. Posegate has the sole voting power and has the right to receive dividends, but does not have the right to dispose of prior to vesting, and (d) 287 shares allocated to Mr. Posegate's account under the ESOP.

10 Includes (a) 670 shares held directly by Mr. Bianchi, and (b) 3,000 shares of restricted stock over which Mr. Bianchi has the sole voting power and has the right to receive dividends, but does not have the right to dispose of prior to vesting.

11 Includes (a) 13,231 shares held directly by Mr. Brown, (b) 20,793 shares subject to options and stock appreciation rights granted to Mr. Brown under the 1991 Plan and 2002 Stock Plan that are currently exercisable or exercisable within 60 days, (c) 680 shares of restricted stock over which Mr. Brown has the sole voting power and has the right to receive dividends, but does not have the right to dispose of prior to vesting, and (d) 1,602 shares allocated to Mr. Brown's account under the ESOP.

12 Includes (a) 369,030 shares held directly by a director or executive officer or held by certain members of the families of the directors and executive officers, or held by trusts of which a director or executive officer is a trustee or substantial beneficiary, which the respective directors and executive officers may be deemed to have sole or shared voting and investment power, (b) 24,815 shares of restricted stock of over which the respective directors and executive officers have sole voting power and the right to receive dividends, but do not have the right to dispose of prior to vesting, (c) 124,631 shares subject to options and stock appreciation rights granted under the 1991 Plan and 2002 Stock Plan that are currently exercisable or exercisable within 60 days and (d) 21,339 shares allocated under the ESOP.

PROPOSAL I—ELECTION OF DIRECTORS

              As of the Annual Meeting, the Corporation's Board of Directors will consist of six members. The Board of Directors is divided into three classes, with one class of directors elected every year. Directors of the Corporation are generally elected to serve for a three-year term or until their respective successors are elected and qualified.

              The Nominating and Corporate Governance Committee has nominated Christine E. Hamilton and Thomas L. Van Wyhe as Class III directors, to serve for a three-year term ending at the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal). The BLUE proxies solicited by the Board will, unless otherwise directed, be voted for the election of the Board's nominees.

              Each of the Class III director nominees has agreed to be named in this Proxy Statement and to serve as a director of the Corporation if elected. If, prior to the Meeting, the Board of Directors learns that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies which would have otherwise been voted for such nominee will be voted for a substitute nominee, if any, selected by the Board.

              The continuing directors, Class I and Class II directors, will serve until the 2012 Annual Meeting of Stockholders and the 2013 Annual Meeting of the Stockholders, respectively, and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal). The accompanying proxy card is intended to be voted for the election of the nominees for director named below, unless authority to vote for one or more nominees is withheld as specified on the proxy card.

              THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE CORPORATION'S DIRECTOR NOMINEES IDENTIFIED BELOW.

Information with Respect to Nominees and Continuing Directors

              The principal occupation and business experience for the last five years and certain other information with respect to each nominee for election as a director and the other directors of the Corporation are set forth below. The information concerning the nominees and the continuing directors has been furnished by them to the Corporation.

Information About Nominees

              CHRISTINE E. HAMILTON, age 55, a Class III director, has served as the Managing Principal of a large diversified farming and ranching operation in central South Dakota since November 2000. She formed the MHCH Foundation, a non-profit family foundation established to promote South Dakota and its future in the changing global economy. Ms. Hamilton serves on the boards of directors of a number of other entities, including the South Dakota State University Foundation Council of Trustees, South Dakota Rural Enterprise, Inc. and South Dakota Biotech Association. Ms. Hamilton has served as a director of the Corporation since June 2005 and the Bank since January 2003. Ms. Hamilton's connections with and commitment to South Dakota's business community qualify her to serve on our board.

              THOMAS L. VAN WYHE, age 61, a Class III director, is an Area Manager for Trane, Sioux Falls and Rapid City, South Dakota and Fargo and Bismarck, North Dakota, an air conditioning and heating sales and service company. He has been employed in various capacities by that organization since 1973 and has held his present position since 2010. He is the former owner of Jameson Systems Incorporated, a franchise distributor for Trane. He is a former chairman of the boards of directors of the Sioux Falls Area Chamber of Commerce, Sioux Falls Convention and Visitors Bureau, Sioux Falls Sales and Marketing Executives, Sioux Empire Housing Partnership, American Society of Heating, Refrigeration and Air Conditioning Engineers—South Dakota. He is currently chair of the boards of directors for the Sanford Health Foundation and the Sioux Falls Arena/Convention Center. Mr. Van Wyhe has served as a director of both the Corporation and the Bank since 1996. Mr. Van Wyhe adds his business experience and long history of business relationships in our community and market area to his service on our board.

Information About Continuing Directors

              CHARLES T. DAY, age 63, a Class II director, is the Chief Operating Officer of Face It Together, Inc. ("FIT"), a not-for-profit organization promoting the development and operation of recovery oriented systems of care throughout America. Prior to joining FIT , Mr. Day was employed from 2007 to 2009 as the Vice Chairman of TLC, Inc. (a not-for-profit provider of non-medical substance use disorder recovery services) and as Senior Vice President/Finance and Treasurer for Sanford Health Systems from 2004 through 2007. Mr. Day is also a Certified Public Accountant and was previously employed with Coopers & Lybrand as a tax partner. Mr. Day was elected to the Corporation's Board of Directors in November 2007, and has served as a director for the Bank since September 2007. Mr. Day has also served as Lead Director from July 2009 to November 2010. Mr. Day brings both his financial and accounting background and a deep commitment to our community to his service on our board of directors.

              ROBERT L. HANSON, age 65, a Class II director, is the Chief Executive Officer of Harold's Photo Centers, Sioux Falls, South Dakota, a retail photography and equipment company. He has held such position since 1980. He has served as a director of both the Corporation and the Bank since 1992. Mr. Hanson brings a deep knowledge of the Sioux Falls community from his 41 years as a local businessman.

              DAVID J. HORAZDOVSKY, age 55, a Class I director, is President and Chief Executive Officer of The Evangelical Lutheran Good Samaritan Society, where he has been employed in various capacities since 1978 and held his present position since 2004. Mr. Horazdovsky currently serves on the boards of directors of a number of other entities, including WellAWARE Systems, a privately-held company seeking to empower healthcare communities and enhance the quality of life for seniors through the use of technology, and the National Affordable Housing Trust. Mr. Horazdovsky has served as a director of the Bank since 2007 and of the corporation since 2009. Mr. Horazdovsky adds his hands-on financial and leadership experience to our board.

              MICHAEL M. VEKICH, age 63, a Class I director, is the Chief Executive Officer of Vekich Associates Chartered, a Minneapolis-based management advisory firm, which he founded in 1998. He is a business and financial advisor specializing in strategic planning, turnarounds, mergers and acquisitions and board governance. Mr. Vekich served as Executive Chairman of Skyline Exhibits, a trade show exhibit and manufacturing company, from 2005 to July 2010. He was an incorporator and director of Tradition Capital Bank, a privately-held community bank, from 2005-2009, including serving as Audit Committee Chair, and a director of Ciprico, Inc., a publicly-held company which engaged in the creation, design, manufacture, and marketing of storage solutions for digital media assets, from 2003-2007, including serving as Chair of the Audit Committee and Chair of the Governance Committee. In addition, he was appointed Chair of the Governor's 21st Century Tax Reform Commission (2008-2009), Vice-Chair of the Minnesota Ballpark Authority Commission

(2006-2011) and a member of the Rochester (MN) Higher Education Development Committee (2005-2006). He has also served as Chair of the Board of Directors of the Minnesota Partnership for Action Against Tobacco (MPAAT) (2003 to 2007) and Chair of the Board of Trustees of Minnesota State Colleges and Universities (MnSCU) (1996-2002, and re-appointed in 2010). A CPA, Mr. Vekich is Chair of the Minnesota State Board of Accountancy (2005-Present). Mr. Vekich received his B.A. from the University of Minnesota—Duluth. Mr. Vekich has served as a director of the Bank and the Company since September 2010, became the Vice-Chair of the Company's board of directors in November 2010, and was appointed Chairman of the board of directors in October 2011. Mr. Vekich brings his financial expertise and experience in corporate governance to our board, as well as his presence in the Twin Cities business community.

              The Corporation owns all of the issued and outstanding shares of capital stock of the Bank and, therefore, the Corporation elects the directors of the Bank. There are no family relationships involving any of the Corporation's executive officers, directors and director nominees.

Proxy Contest

              The Corporation has received a notice from Richard Lashley of Warren, NJ, a principal of the PL Capital Group, which the Corporation refers to in this Proxy Statement as "PL Capital," that Mr. Lashley intends to nominate two director candidates representing the interests of PL Capital and its principals for election to the Board of Directors at the Meeting. PL Capital is located at 466 Southern Blvd, Chatham, NJ 07928, and consists of: Financial Edge Fund, L.P., Financial Edge—Strategic Fund, L.P., PL Capital/Focused Fund, L.P., PL Capital, LLC, PL Capital Advisors, LLC, Goodbody/PL Capital, L.P., Goodbody/PL Capital, LLC, PL Capital Defined Benefit Pension Plan, Mr. John Palmer, Mr. Richard Lashley, Beth R. Lashley and Dr. Robin Lashley. PL Capital is one of the Corporation's institutional shareholders, and, including the shares controlled by its nominated candidates, it controlled approximately 9.9% of the Corporation's outstanding stock as of its October 12, 2011 amendment to its Schedule 13D.

              The Board of Directors, on the advice of counsel after consultation with senior counsel at the Federal Reserve Board ("FRB"), has determined that PL Capital's proxy solicitation and other recent actions are in violation of federal banking law because PL Capital has failed to obtain the required prior regulatory approval under the control regulations of the FRB. The FRB's control rules, which recently became applicable to the Corporation, generally prohibit any company from controlling a savings association without seeking and obtaining prior regulatory approval to become a savings and loan holding company. Investors seeking to avoid regulation and oversight as a savings and loan holding company are required to remain passive as to their involvement and influence over the management and policies of a savings and loan holding company, and the FRB has established specific passivity standards and related commitments to allow an investor to potentially qualify as a passive investor exempt from the control rules.

              PL Capital has not sought advance regulatory approval from the FRB. Furthermore, the conduct and publicly expressed intent of PL Capital would not enable it to qualify as a passive investor under the FRB's rules. Viewed as a whole, PL Capital's recent actions that raise concerns under the FRB's control rules include mounting a proxy contest to vote two of its nominees onto the Corporation's board of directors, demanding various results or change in the executive management, policies and business decisions of the Corporation, demanding to have its nominees placed on various board committees of the Corporation and its subsidiary, Home Federal Bank, owning in excess of 5% of the Corporation's common stock, and other actions that have the intent and effect of exerting a controlling influence over the management and policies of the Corporation. These actions are inconsistent with the FRB's established rules and guidance on permissible passive investments that are exempt from advance regulatory approval.

              As a result, on the advice of counsel after consultation with senior counsel at the FRB, the Corporation believes that PL Capital must discontinue such actions. The Corporation plans to await a final determination from the FRB before considering PL Capital's nominees.

              Therefore, we urge you to elect the directors recommended by the Board, by completing the attached BLUE proxy card and returning it in the enclosed postage-paid envelope, and not signing or returning any other proxy sent to you by other parties.

              PL Capital has stated that it intends to file a proxy statement with the Securities and Exchange Commission (the "SEC") indicating its intent to solicit proxies in support of its candidates. PL Capital's candidates have NOT been endorsed by our Board. We are not responsible for the accuracy of any information provided by or relating to PL Capital contained in any proxy solicitation materials filed or to be filed or disseminated by, or on behalf of, PL Capital or any other statements that PL Capital may otherwise make.

              YOUR BOARD RECOMMENDS THAT YOU VOTE ON THE BLUE PROXY CARD FOR THE RE-ELECTION OF CHRISTINE E. HAMILTON AND THOMAS L. VAN WYHE, AND THAT YOU DO NOT RETURN THE WHITE PROXY CARD.

Meetings of the Board of Directors, Committees of the Board of Directors and Independent Directors

              Meetings of the Corporation's Board of Directors.    The Board of Directors held eight meetings during fiscal 2011. During fiscal 2011, all incumbent directors attended at least 75% of the aggregate of all Board meetings and meetings of Board committees on which he or she served.

              Committees of the Board of Directors.    The Board of Directors of the Corporation has a standing Audit Committee, a standing Personnel, Compensation and Benefits Committee (the "Compensation Committee") and a standing Nominating and Corporate Governance Committee.

              The Audit Committee assists the Board of Directors in fulfilling its oversight duties and responsibilities. Certain of the Audit Committee's specific duties and responsibilities include: overseeing the integrity of the Corporation's financial statements and the audits of such financial statements, accounting and financial reporting processes, disclosure controls and procedures and internal controls over financial reporting; monitoring the independence, qualifications and performance of the Corporation's independent auditors; and providing an avenue of communication among the Corporation's independent auditors, management, the internal auditing department and the Board of Directors. The Audit Committee also oversees matters of material risk pertaining to its responsibilities and duties.

              For fiscal 2011, the members of the Audit Committee were Directors Hanson (Chair), Day, Van Wyhe and Vekich, all of whom are independent directors as defined in the NASDAQ Marketplace Rules and in Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to the exemption set forth in Rule 10A-3(b)(1)(iv)(B) of the Exchange Act. The Board of Directors has determined that all four members of the Audit Committee satisfy the other requirements for audit committee membership of the NASDAQ Marketplace Rules and SEC requirements and that Director Day is an "audit committee financial expert," as that term is defined in Item 407(d)(5) of Regulation S-K. The Board determined that Mr. Day acquired such attributes through his experience in preparing, auditing, analyzing or evaluating financial statements containing accounting issues as generally complex as the Corporation's financial statements. The Audit Committee held five meetings and took written action without a meeting three times during fiscal 2011. The Audit Committee acts pursuant to its Amended and Restated Charter, a copy of which is available to stockholders on the Investor Relations page of the Corporation's website at www.homefederal.com.

              For fiscal 2011, the members of the Compensation Committee were Directors Hamilton (Chair), Day, Horazdovsky and Van Wyhe, all of whom are independent directors as defined in the NASDAQ Marketplace Rules. The primary purpose of the Compensation Committee is to (a) assist the Board of Directors in carrying out its responsibilities with respect to (i) the Corporation's stock option and incentive plans, and (ii) compensation of the Corporation's executive officers, including the chief executive officer, and directors, (b) review the Compensation Discussion and Analysis to be included in the Corporation's annual report or proxy statement, (c) produce an annual report on executive compensation for inclusion in the Corporation's annual report or proxy statement, and (d) fulfill any other responsibilities set forth in its Amended and Restated Charter and any additional duties that may be assigned to the Compensation Committee by the Board of Directors from time to time. The Compensation Committee also oversees matters of material risk pertaining to its responsibilities and duties. The Compensation Committee may form one or more subcommittees and, where appropriate, may delegate authority to such subcommittee(s). The Compensation Committee held five meetings and took written action without a meeting one time during fiscal 2011. The Compensation Committee acts pursuant to its Amended and Restated Charter, a current copy of which is available to stockholders on the Investor Relations page of the Corporation's website at www.homefederal.com. For a discussion of the role of the Corporation's executive officers and independent compensation consultant in determining or recommending the amount or form of executive compensation, see the "Compensation Discussion and Analysis" section below. The Corporation's executive officers have no role in determining or recommending the amount or form of their own compensation or director compensation.

              During fiscal 2011, the members of the Nominating and Corporate Governance Committee were Directors Day (Chair), Hamilton, Hanson, Horazdovsky and Van Wyhe from July 2010 through November 2010 and Directors Van Wyhe (Chair), Day, Hanson and Vekich from November 2010 through June 2011. Each of the directors who served on the Nominating and Corporate Governance Committee during fiscal 2011 is an independent director as defined in the NASDAQ Marketplace Rules. The Nominating and Corporate Governance Committee is responsible for, among other things, creating and maintaining the overall corporate governance policies for the Corporation, nominating persons to serve on the Board of Directors of the Corporation, overseeing performance evaluations for the Board of Directors as a whole and individual directors, and overseeing Board development and succession. This includes, but is not limited to, using agreed upon criteria for identifying, screening, recruiting and presenting director candidates to the Board, nominating directors for committee membership, overseeing the evaluation of the Board and its committees and promoting Board education. The committee also oversees the Corporation's leadership development programs in general and, more particularly, management development, succession and evaluation processes. Finally, the committee engages in oversight of material risks pertinent to the fulfillment of its purpose.

              The Nominating and Corporate Governance Committee held six meetings during fiscal 2011. The Nominating and Corporate Governance Committee acts pursuant to its Amended and Restated Charter, a current copy of which is available to stockholders on the Investor Relations page of the Corporation's website at www.homefederal.com.

              Independent Directors and Director Nominees.    The Board of Directors has determined that the following current directors are independent directors as defined by the NASDAQ Marketplace Rules: Ms. Hamilton and Messrs. Day, Hanson, Horazdovsky, Van Wyhe and Vekich. Mr. Hage is not an independent director because he serves as the Corporation's President and Chief Executive Officer. In accordance with NASDAQ rules, the independent directors meet in executive sessions without management directors present, both in conjunction with board meetings and from time to time.

              Leadership Structure and Risk Oversight.    The Board of Directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the board believes it is in the best interests of the Company for the board to have the flexibility to make that determination from time to time based on the position and direction of the Company and the membership of the board. Currently, the board believes the positions of Chairman and Chief Executive Officer should be held by the same person, as this combination has served and is serving the Company well by providing unified leadership and direction.

              During fiscal year 2011, Mr. Hage served as Chairman, President and Chief Executive Officer of the Company. The board determined that this structure made the best use of Mr. Hage's extensive knowledge of the Company and its industry, as well as his ability to foster communication between the Company's management and the board.

              In November 2010, in light of Mr. Hage's announced plan to retire at the end of 2011, the Board of Directors established the position of Vice-Chair of the Board. The Vice-Chair presides at Board meetings and executive sessions, collaborates with the Chairman and Chief Executive Officer and committee chairs in establishing agendas, and serves as a liaison between the independent directors and the Chairman and Chief Executive Officer. The Vice-Chair position replaced the Lead Director position. The board recognizes that an independent Vice-Chair selected by the other independent directors can facilitate the process and controls that support a strong and independent board and strengthen the cohesiveness and effectiveness of the board as a whole. Our board believes that this structure combines experience and accountability with effective oversight. Mr. Vekich, one of the Company's independent directors, was recommended by the Nominating and Corporate Governance Committee and appointed by the Board as Vice-Chair in November 2010. In connection with Mr. Vekich's appointment as Chairman of the Board on October 14, 2011, the position of Vice-Chair was eliminated. The board expects to continue to have a non-executive Chairman.

              Our board believes that its leadership structure is appropriate for the administration of its risk oversight function. Our board has the primary responsibility for overseeing risk management of our company. Our board regularly meets with our officers to discuss risks that may affect our company, and management provides regular reports highlighting risk assessments and recommendations. Our board delegates to its key committees its primary responsibility for overseeing risks related to financial matters, compensation and corporate governance. In particular, our Audit Committee focuses on oversight of risks related to financial matters; our Personnel, Compensation and Benefits Committee focuses on risks related to our compensation plans and practices; and our Nominating and Corporate Governance Committee focuses on risks related to corporate governance. The chairpersons of these committees are selected by the full board based on their experience and expertise, including consideration of their understanding of the risk oversight associated with their respective committee.

              In addition, the members of our board of directors are also members of the Bank's board of directors, and as such are actively involved in the Bank's risk oversight activities and the policy approval function of the board of directors of the Bank.

Stockholder Communications with the Board of Directors and Director Attendance at Annual Meetings

              The Board of Directors has adopted a policy governing communications with the Board of Directors or specified individual directors. Stockholders wishing to communicate with the Board of Directors or any specified individual member of the Board of Directors should send a written communication to the Corporation's Corporate Secretary at the Corporation's principal executive offices: HF Financial Corp., 225 South Main Avenue, Sioux Falls, South Dakota, 57104. Any such written communication must state the number of shares of Common Stock owned by the stockholder.

              The Corporate Secretary will forward any such written communication to the recipient, unless the written communication is (i) abusive or inappropriate, (ii) related to an improper or irrelevant topic, or (iii) not related to the responsibilities or duties of the Board, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal or other action regarding the communication. All such communications shall be kept confidential to the extent possible.

              At each meeting of the Board of Directors, the Corporate Secretary will present a summary of all written communications received since the last Board meeting that were not forwarded to the indicated recipient and will make such written communications available to any director upon request. A copy of our Policy Statement on Stockholder-Director Communications can be found on the Investor Relations page of our website at www.homefederal.com.

              The Corporation does not have a formal policy regarding attendance by members of the Board of Directors at the Corporation's annual meeting of stockholders but the Corporation does encourage its directors to attend its annual meeting of stockholders. All of the Corporation's directors serving at the time of the 2010 Annual Meeting of Stockholders attended such meeting.

Director Nominations

              The Nominating and Corporate Governance Committee of the Board of Directors is responsible for determining what types of backgrounds are needed to help strengthen and balance the Board of Directors and for nominating candidates to fill vacancies accordingly. The Corporation's Certificate of Incorporation sets forth minimum qualifications for directors, providing that no person shall be eligible for election, reelection, appointment or reappointment to the Board of Directors of the Corporation who:

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  beneficially owns less than 100 shares of Common Stock;

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  has not attained at least 25 years of age;

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  has attained 70 years of age or more;

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  has been convicted of any felony;

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  is not eligible for whatever reason to serve on the board of directors of a federally chartered thrift institution; or

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  is at such time adjudicated or otherwise legally declared an incapacitated person by reason of mental weakness.

              In general, the Nominating and Corporate Governance Committee meets regularly and maintains a file of suitable candidates for consideration as director nominees. When nominating candidates to the Board of Directors, the Nominating and Corporate Governance Committee may consider, among other things, strategic, financial, regulatory and business experience; diversity in all its pertinent and relevant forms; familiarity with and participation in the communities the Corporation serves; integrity, honesty and reputation; dedication to the Corporation and its stockholders; independence; and any other factors that the Nominating and Corporate Governance Committee deems relevant. Each nominee will be evaluated by the Nominating and Corporate Governance Committee in the context of the Board of Directors as a whole, with the objective of recommending a group of nominees that can best perpetuate the success of the Corporation. The Nominating and Corporate Governance Committee may use a variety of means to identify nominees, including, among other things, recommendations from stockholders, current directors and management.

              The Nominating and Corporate Governance Committee acts pursuant to its Amended and Restated Charter. This charter formalized the Corporation's policies regarding director candidates recommended by stockholders. It is the general policy of the Nominating and Corporate Governance Committee that it will consider a director candidate, if qualified to serve on the Board, who is recommended by a stockholder. The Nominating and Corporate Governance Committee considers director candidates recommended by stockholders in accordance with the procedures set forth in the Corporation's Amended and Restated Bylaws, and only those candidates recommended in accordance with such procedures will be considered by the Nominating and Corporate Governance Committee:

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  if a stockholder would like to recommend a director candidate for the next annual meeting, the stockholder must deliver the notice and materials specified by the bylaws to the Corporation's Corporate Secretary at the Corporation's principal offices no later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, before the date that the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting, advanced by one year;

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  recommendations for candidates must be include the information specified by the bylaws, which includes:

                           (i)  information regarding the candidate, including answers to a written questionnaire regarding his or her background and qualifications, and any information that is required to be disclosed in solicitations of proxies for election of directors pursuant to Schedule 14A under the Exchange Act,

                          (ii)  the written consent of the person being recommended to being named in the proxy statement as a nominee and to serving as a director if elected;

                         (iii)  a description of compensation paid by and other relationships with the nominating stockholder during the past three years;

                         (iv)  a written representation and agreement that he or she is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Candidate, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation in writing, or any Voting Commitment that could limit or interfere with his or her ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties under applicable law; that he or she is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed in such written representation, will comply with any stock ownership guidelines that may be in effect for directors from time to time, and in his or her individual capacity and on behalf of any person or entity on whose behalf the director nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the Corporation; and

                          (v)  certain information regarding the stockholder making the recommendation, including the stockholder's name and address, the number and class of shares of the

    Corporation's capital stock owned, either directly or indirectly, by the stockholder, a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear (or will direct a qualified representative of the stockholder to appear) in person or by proxy at the meeting to propose such director nomination, and a representation whether the stockholder and the beneficial owner, if any, intends or is part of a group that intends to either deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee, or otherwise to solicit proxies from stockholders in support of such nomination;

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  the Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation, to determine whether such nominee qualifies as an "independent director" or "audit committee financial expert" under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation, and that could be material to a reasonable stockholder's understanding of the independence and qualifications, or lack thereof, of such nominee; and

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  if a stockholder's recommendation is received on or before the date set forth above and is accompanied by the information summarized above, the Nominating and Corporate Governance Committee will evaluate such candidate, along with the other candidates being evaluated by the committee, in accordance with the Corporation's Amended and Restated Bylaws, the Amended and Restated Charter of the Nominating and Corporate Governance Committee and any other policies and procedures established by the Nominating and Corporate Governance Committee or the Board of Directors.

              It is the policy of the Nominating and Corporate Governance Committee to use the same standards to evaluate nominees whether they are proposed by members of the Board of Directors, management of the Corporation or stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Overview

              The Corporation has no full time employees, relying upon employees of the Bank for the limited services required by the Corporation. All compensation paid to officers and employees is paid by the Bank. This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to (i) the Corporation's Chairman, President and Chief Executive Officer, (ii) the Corporation's Senior Vice President, Chief Financial Officer and Treasurer, (iii) the Corporation's Executive Vice President, (iv) the Bank's Senior Vice President/President—Twin Cities Market and (v) the Bank's Senior Vice President/Community Banking, which are collectively referred to as our "Named Executive Officers."

              The Personnel, Compensation and Benefits Committee (the "Compensation Committee") is responsible for our executive compensation program. The Compensation Committee has adopted and regularly reviews and updates, as appropriate, a Compensation Philosophy Statement. The Compensation Philosophy Statement provides a foundation for the Compensation Committee when making executive compensation decisions, and is used as a vehicle to communicate the Corporation's executive compensation objectives, programs, practices and rationale for the Corporation's compensation program. The Compensation Philosophy Statement provides that:

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  Base Salary:  Base salaries for Named Executive Officers should be competitive to the market median, meaning the 50th percentile of our Peer Group (as defined below). Based upon individual circumstances, actual base salary may be higher or lower than the market median.

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  Total Cash Compensation:  Total cash compensation (base salary plus annual cash incentive awards) should be (i) targeted up to the 75th percentile for our Peer Group when the Corporation's financial performance is consistent with the 75th percentile of our Peer Group's financial performance, and (ii) targeted above the 75th percentile when the Corporation's financial performance is above the 75th percentile of our Peer Group's financial performance.

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  Long-Term Incentive Awards:  Long-term incentive awards should align executive interests with stockholders, with equity awards generally being granted upon the Corporation achieving pre-established performance goals and for other general corporate purposes. Once awarded, long-term incentives are subject to vesting to ensure retention.

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  Total Direct Compensation:  Direct compensation opportunities (which include cash compensation and long-term incentive awards) should be (i) targeted up to the 75th percentile for our Peer Group when the Corporation's financial performance is consistent with the 75th percentile of our Peer Group's financial performance, and (ii) targeted above the 75th percentile when the Corporation's financial performance is above the 75th percentile of our Peer Group's financial performance.

              As pay and performance levels of our peers are not known at the time executive compensation decisions are made, actual executive compensation of the Named Executive Officers may be greater than or less than target compensation levels. It is the Compensation Committee's intent to address variances between performance and compensation with future compensation decisions. Additionally, in order for the Compensation Committee to be responsive to our specific performance and the dynamics of the banking industry, from time to time, the above philosophies may be changed or not strictly followed.

              Our executive compensation program is designed to accomplish the following objectives:

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  Foster a pay-for-performance culture that is based on our financial performance;

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  Motivate executives to assume increased responsibility and reward them for their achievement;

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  Provide compensation opportunities that are comparable to our Peer Group, allowing us to compete for, and retain, top quality, dedicated executives who are critical to our long-term success; and

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  Align executives' interests with our stockholders through equity award opportunities.

              Our executive compensation program consists of elements that are generally constant (fixed pay) and that vary based on corporate performance (variable pay). Accordingly, as our financial performance increases, so does executive compensation. Conversely, if financial performance decreases, executive compensation should also decrease. In 2011, the variable pay component of our Named Executive Officers' total compensation ranged from 3% to 11%, which is consistent with our pay-for-performance objective.

Role of the Personnel, Compensation and Benefits Committee in Setting Executive Compensation

              The Compensation Committee reviews and approves all compensation decisions for the Named Executive Officers, including their annual salaries, incentive awards and any other benefits and perquisites. The Compensation Committee aims to structure executive compensation in a manner that achieves the compensation objectives described above. In approving executive compensation, the Compensation Committee reviews and considers, among other things:

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  Our Chairman, President and Chief Executive Officer's recommendations on executive compensation, except for his own compensation;

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  Our financial and operating performance, such as our growth in core business operating income, net charge-offs, non performing loans, growth in consolidated net income and return on equity;

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  Competitive pay information of our Peer Group;

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  Historical compensation information of each Named Executive Officer;

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  Internal compensation equity among executives; and

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  Recommendations and findings of our independent compensation consultants.

Role of Management in Setting Executive Compensation

              During fiscal year 2011, our Chairman, President and Chief Executive Officer, Curtis L. Hage, regularly attended meetings of the Compensation Committee. He does not attend executive sessions of the Compensation Committee. Mr. Hage shared with the Compensation Committee, among other things, (i) his opinion of the general competitiveness of our executive compensation program, (ii) information on our business strategies and risks, financial results and other measures of operational performance as they relate to executive compensation, and (iii) his recommendations on the Named Executive Officers' annual salaries, incentive awards and other benefits and perquisites, other than himself. Mr. Hage did not make any recommendations to the Compensation Committee regarding the form or amount of his compensation in 2011.

              Mr. Posegate, our Executive Vice President, together with other members of management, also occasionally attended Compensation Committee meetings, but not executive sessions, for informational purposes upon the request of the Compensation Committee.

Engagement and Role of the Independent Compensation Consultants

              McLagan, an AON Hewitt company (formerly Amalfi Consulting, LLC through December 16, 2010), an independent consulting firm ("McLagan"), was engaged by management in January 2010 to (i) review our executive compensation program, including to perform a benchmark analysis of the Named Executive Officers' annual base salaries, cash compensation, direct compensation, and total compensation, and (ii) review the 2011 incentive plan goals to ensure they are aligned with the marketplace.

              In January 2010, the Compensation Committee discussed emerging best practices with regard to the engagement and use of compensation consultants. The Compensation Committee resolved to retain a separate independent compensation consultant to provide the committee, among other things, strategic planning with regard to executive compensation and guidance on compliance with regulatory issues. McLagan continues to serve as management's compensation consultant.

              In March 2010, after screening and interviewing candidates, the Compensation Committee retained The Delves Group ("Delves") as its independent compensation consultant. Delves was chosen, in part, based on its expertise advising and serving community and regional banks. Delves has no other business relationship with the Corporation and has received no other payments from the Corporation other than fees for services to the Compensation Committee. Delves reports directly to the Compensation Committee, which may terminate its services at any time. A representative of Delves attends meetings of the Compensation Committee and communicates with the chairperson of the Compensation Committee between meetings.

              Since its engagement in March 2010, Delves reviewed and provided comments on the proposed plan design for incentive compensation for fiscal year 2011. Going forward, Delves will advise the Compensation Committee by:

  •
  Assisting the Compensation Committee as it considers adjustments to the Corporation's executive compensation program.

  •
  Reviewing and commenting on competitive market data, including base salary, annual incentives and long-term incentives, for our executive officers.

  •
  Reviewing and commenting on recommendations by management and McLagan concerning executive compensation.

              The Compensation Committee believes that Delves brings an awareness of trends in compensation practices in general, as such trends relate to comparable institutions, and will provide the committee with independent advice and guidance as it carries out its responsibility to oversee executive compensation.

Benchmarking of Executive Compensation

              In April 2010, the Compensation Committee reviewed a benchmark analysis comparing our executive compensation against a group of peer companies ("Peer Group"). McLagan and Delves assisted the Compensation Committee in identifying the Peer Group using the following criteria: Midwest banks with assets between $800 million and $2 billion; return on average assets greater than -1%; return on average equity greater than -10%; non-performing assets less than 5%; and commercial loans greater than 10% of portfolio. The Peer Group consisted of:

• Ames National Corporation	• Bank of Kentucky Financial Corp.
• BankFinancial Corporation	• Baylake Corp.
• Farmers & Merchants Bancorp, Inc.	• Farmers National Banc Corp.
• First Business Financial Services, Inc.	• First Mid-Illinois Bancshares, Inc.
• Firstbank Corporation	• German American Bancorp, Inc.
• Hills Bancorporation	• Indiana Community Bancorp
• Isabella Bank Corporation	• MidWestOne Financial Group, Inc.
• Monroe Bancorp	• Princeton National Bancorp, Inc.
• QCR Holdings, Inc.	• S.Y. Bancorp, Inc.
• West Suburban Bancorp, Inc.

              The Compensation Committee elected not to use the peer group utilized in the Corporation's performance graph, appearing under Item 5 of its Form 10-K, for purposes of benchmarking executive compensation, because the Compensation Committee believed the above companies better reflect the competition we face for executive talent.

Elements of Executive Compensation

              Our executive compensation program is comprised of the following elements:

  •
  Base salary;

  •
  Annual cash incentive award;

  •
  Annual long-term incentive award in the form of cash, restricted stock and/or stock appreciation rights;

  •
  Severance arrangements;

  •
  Retirement benefits; and

  •
  Employee welfare benefits and other perquisites.

              The Compensation Committee annually reviews each element of compensation for each Named Executive Officer, and then considers it collectively with the other elements of compensation to ensure each Named Executive Officer's total compensation is consistent with our Compensation Philosophy Statement and objectives.

              Each of the Named Executive Officers has entered into an employment agreement and change-in-control agreement with the Bank as further described below in this Proxy Statement.

              Base Salary    Our Named Executive Officers receive a base level of income for the individual expertise, skills, knowledge and experience they offer to our management team. For fiscal year 2011, the Named Executive Officer's base salaries were increased, as follows:

	Base Salary as of June 30, 2010	Base Salary as of July 1, 2010	Percentage Increase in Base Salary
Curtis L. Hage Chairman, President and Chief Executive Officer of the Corporation	$359,600	$359,600	0%
Brent R. Olthoff Senior Vice President/Chief Financial Officer and Treasurer of the Corporation	$144,000	$150,000	4.17%
Darrel L. Posegate Executive Vice President of the Corporation	$239,200	$239,200	0%
Stephen M. Bianchi Senior Vice President/President—Twin Cities Market of the Bank	$250,000	$250,000	0%
David A. Brown Senior Vice President/Community Banking of the Bank	$160,000	$166,400	4.00%

              Annual Cash Incentive Awards    Annual cash incentive awards are made pursuant to the Bank's Senior Management Short-Term Incentive Plan ("Short-Term Incentive Plan"). The purpose of the Short-Term Incentive Plan is to motivate, reward and retain key executives, including the Named Executive Officers, by providing them competitive compensation opportunities based upon the Corporation's achievement of pre-established financial goals. Under the Short-Term Incentive Plan, the Compensation Committee establishes at the beginning of each fiscal year financial goals pursuant to which cash incentive awards are to be made, together with the payout ranges for each Named Executive Officer upon the Corporation's achievement of such financial goals. Generally, awards under the Short-Term Incentive Plan are paid promptly following the Audit Committee's acceptance of the Corporation's audited financial statements for the applicable fiscal year.

              For 2011, awards were based on a combination of measures of the Corporation's and the Bank's performance, weighted as noted. Awards for Messrs. Hage, Olthoff and Posegate were based upon (i) the Corporation's consolidated growth in core business operating income ("CBOI") beyond a baseline equal to the Corporation's CBOI for the fiscal year ended June 30, 2010 (weighted 60%); (ii) the Corporation's net charge-offs (weighted 10%); (iii) non performing loans (weighted 10%); and (iv) the Corporation's consolidated growth in net income ("Net Income") beyond a baseline equal to the Corporation's net income for the fiscal year ended June 30, 2010 (weighted 20%). Awards for Mr. Brown were based upon (i) the Bank's consolidated growth in CBOI beyond a baseline equal to the Bank's CBOI for the fiscal year ended June 30, 2010 (weighted 75%); (ii) net charge-offs (weighted 12.5%); and non performing loans (weighted 12.5%).

              In connection with Mr. Bianchi's joining the Bank in April 2010, Mr. Bianchi was entitled to, among other things, participate in a cash incentive arrangement based upon achieving certain defined personal performance metrics for fiscal year 2011. Mr. Bianchi's cash incentive arrangement was effective only for fiscal year 2011 and was not effective for fiscal year 2010. Under the terms of Mr. Bianchi's cash incentive arrangement, he received a payment of $39,375, related to his performance in fiscal year 2011.

              Payout ranges were stated as a percentage of the Named Executive Officer's respective base salary. No cash incentive awards were paid unless the Corporation achieved a threshold level of performance, which for Messrs. Hage, Olthoff and Posegate in 2011 included: (i) 3.75% growth in the Corporation's CBOI; (ii) ranking in the top 50th percentile for net charge-offs and non performing loans; (iii) 3.75% growth in the Corporation's Net Income; and for Mr. Brown in 2011 included: (i) 3.75% growth in the Bank's CBOI and (ii) ranking in the top 50th percentile for net charge-offs and non performing loans. The Compensation Committee has discretion to adjust any of the approved metrics to (i) exclude from the calculation thereof any single, nonrecurring event that resulted in either a 10% increase or decrease on the incentive calculation, and (ii) adjust the calculation thereof as the result of significant or material events. During 2011, the Compensation Committee did not exercise the above discretion.

              The Compensation Committee established the following payout ranges for the Corporation's officers for 2011 based upon achieving (i) growth in the Corporation's CBOI beyond a baseline of $9,702,301, which was the Corporation's CBOI for 2010; (ii) ranking in the top 50th percentile of net charge-offs and non performing loans as compared to the defined peer group growth; and (iii) growth in the Corporation's Net Income beyond a baseline of $5,744,958, which was the Corporation's Net Income for 2010. The Compensation Committee also established the following payout ranges for the Bank's officers for 2011 based upon achieving (i) growth in the Bank's CBOI beyond a baseline of $12,562,601, which was the Bank's CBOI for 2010; and (ii) ranking in the top 50th percentile of net charge-offs and non performing loans as compared to the Peer Group.

              Each of Curtis L. Hage and Darrel L. Posegate could have earned an award of:

  •
  20% of his respective base salary, if growth in the Corporation's CBOI and Net Income is equal to or greater than 3.75% and net charge-offs and non performing loans ranked in the top 50th percentile;

  •
  40% of his respective base salary, if growth in the Corporation's CBOI and Net Income is equal to or greater than 6.75% and net charge-offs and non performing loans ranked in the top 25th percentile;

  •
  60% of his respective base salary, if growth in the Corporation's CBOI and Net Income is equal to or greater than 9.75% and net charge-offs and non performing loans ranked in the top 20th percentile; or

  •
  80% of his respective base salary, if growth the Corporation's CBOI and Net Income is equal to or greater than 12.75% and net charge-offs and non performing loans ranked in the top 10th percentile.

              Mr. Olthoff could have earned an award of:

  •
  11.25% of his respective base salary, if growth in the Corporation's CBOI and Net Income is equal to or greater than 3.75% and net charge-offs and non performing loans ranked in the top 50th percentile;

  •
  22.5% of his respective base salary, if growth in the Corporation's CBOI and Net Income is equal to or greater than 6.75% and net charge-offs and non performing loans ranked in the top 25th percentile;

  •
  33.75% of his respective base salary, if growth in the Corporation's CBOI and Net Income is equal to or greater than 9.75% and net charge-offs and non performing loans ranked in the top 20th percentile; or

  •
  45% of his respective base salary, if growth the Corporation's CBOI and Net Income is equal to or greater than 12.75% and net charge-offs and non performing loans ranked in the top 10th percentile.

              When Mr. Olthoff was promoted to Senior Vice President, Chief Financial Officer and Treasurer of the Corporation in November 2010, his opportunity to earn an award was increased to the same opportunity level as Messrs. Hage and Posegate, on a pro rated basis relative to the timing of the promotion.

              Mr. Brown could have earned an award of:

  •
  11.25% of his respective base salary, if growth in the Bank's CBOI is equal to or greater than 3.75% and net charge-offs and non performing loans ranked in the top 50th percentile;

  •
  22.5% of his respective base salary, if growth in the Bank's CBOI is equal to or greater than 6.75% and net charge-offs and non performing loans ranked in the top 25th percentile;

  •
  33.75% of his respective base salary, if growth in the Bank's CBOI is equal to or greater than 9.75% and net charge-offs and non performing loans ranked in the top 20th percentile; or

  •
  45% of his respective base salary, if growth in the Bank's CBOI is equal to or greater than 12.75% and net charge-offs and non performing loans ranked in the top 10th percentile.

              Under the Short-Term Incentive Plan, cash incentive awards are interpolated to the extent that actual results fall between designated target levels.

              The Corporation was focused in 2011 on core business operating income, net income and asset quality. The Compensation Committee used these metrics to measure performance and payouts under the Short-Term Incentive Plan because they bear a direct relationship to our business plan and are a direct measurement of our underlying profitability. The Compensation Committee believes that paying annual cash incentive awards based upon these metrics aligns our executives' interests with our stockholders, as well as fostering a pay-for-performance culture.

              In determining the financial goals and payout ranges under the Short-Term Incentive Plan, the Compensation Committee considered (i) standards of its Peer Group, and (ii) the capacity to reward favorable performance, when and if achieved. McLagan advised the Corporation that growth in core business operating income, growth in net income and the credit quality measures of net charge-offs and non performing loans were aligned with the marketplace expectations. Additionally, Messrs. Hage, Olthoff and Posegate were eligible to earn a greater cash incentive award than the other Named Executive Officers as a result of their greater roles and responsibilities within the Corporation and the Bank.

              For 2011, the Corporation's CBOI and Net Income were $5,645,643 and $678,689, respectively; and charge-offs and non performing loans ranked in the 31st and 46th percentile of the Peer Group, respectively. The Bank's CBOI was $8,788,201 and charge-offs and non performing loans ranked in the 31st and 46th percentile of the Peer Group, respectively. Accordingly, Messrs. Hage, Olthoff, Posegate and Brown were entitled to a cash incentive award under the Short-Term Incentive Plan equal to 6%, 5%, 6% and 4%, respectively, of their respective base salary. See the "Summary Compensation Table" set forth below for actual cash incentive awards paid to the Named Executive Officers in 2011 under the Short-Term Incentive Plan.

              Annual Long-Term Incentive Awards    Annual long-term incentive awards are made pursuant to the Bank's Senior Management Stock Based Long-Term Incentive Plan ("Long-Term Incentive Plan"). The purpose of the Long-Term Incentive Plan is to reward key employees, including the Named Executive Officers, for the attainment of long-term goals of the Corporation. Generally, awards are payable in the form of cash, stock appreciation rights and/or restricted stock. Equity awards granted under the Long-Term Incentive Plan are issued from the pool of shares reserved for issuance under the Corporation's 2002 Stock Option and Incentive Plan and are governed by the terms of such plan. Generally, long-term incentives are awarded promptly following the Audit Committee's acceptance of the Corporation's audited financial statements for the applicable fiscal year.

              At the beginning of each fiscal year, the Compensation Committee establishes the financial goals pursuant to which incentive awards are made under the Long-Term Incentive Plan, together with the payout ranges for each Named Executive Officer upon the Corporation's achievement of such financial goals.

              For 2011, payment of long-term incentive awards was based upon the Corporation's return on equity ("ROE") and the payout ranges were stated as a percentage of each Named Executive Officer's respective base salary. No long-term incentive awards would be paid unless the Corporation achieved a threshold level of performance, which in 2011 was a 4.75% ROE. In calculating ROE, the Compensation Committee had discretion to (i) exclude from the calculation thereof any single, non recurring event that results in either a 10% increase or decrease on the incentive calculation, and (ii) adjust the calculation thereof as the result of significant or material events. During 2011, the Compensation Committee did not exercise the above discretion.

              For 2011, the Compensation Committee determined that incentive awards under the Long-Term Incentive Plan would be allocated:

  •
  75% in the form of restricted stock and 25% in the form of stock appreciation rights settled in our Common Stock ("SARs") with respect to awards made to Brent R. Olthoff, Darrel L. Posegate and David A. Brown; and

  •
  100% in the form of phantom stock, paid in cash, with respect to awards made to Curtis L. Hage.

              In determining the allocation of awards between cash, restricted stock and/or SARs, the Compensation Committee considered (i) the appropriate balance between awards for past performance and incentives for future performance, (ii) overall risk of the pay package, and (iii) award sizes in prior years. Except for Mr. Hage, the Named Executive Officer's current holdings of our Common Stock were not considered. With respect to Mr. Hage, the Compensation Committee determined that phantom stock awards, in lieu of equity awards, would provide a more appropriate form of incentive compensation in light of Mr. Hage's level of tenure and level of ownership of the Corporation.

              Generally, restricted stock awards, SARs and phantom stock granted under the Long-Term Incentive Plan vest in one-fourth annual increments, beginning on the first anniversary of their grant date. The vesting schedule was strategically chosen to be competitive and enhance our retention efforts. The exercise price of the stock appreciation rights is equal to the closing sale price of our Common Stock on the date of grant. The restricted stock awards do not have an exercise price. Dividends are paid on restricted stock awards at the same rate as our Common Stock. Dividends are not paid on stock appreciation rights.

              For 2011, the Compensation Committee established the following payout ranges based upon the Corporation achieving a minimum ROE of 4.75%:

              Each of Curtis L. Hage and Darrel L. Posegate could have earned an award of:

  •
  20% of his respective base salary, if ROE is equal to or greater than 4.75%;

  •
  40% of his respective base salary, if ROE is equal to or greater than 6.25%;

  •
  60% of his respective base salary, if ROE is equal to or greater than 7.75%; or

  •
  a maximum bonus of 80% of his respective base salary, if ROE is equal to or greater than 9.25%.

              Each of Brent R. Olthoff and David A. Brown could have earned an award of:

  •
  11.25% of his respective base salary, if ROE is equal to or greater than 4.75%;

  •
  22.5% of his respective base salary, if ROE is equal to or greater than 6.25%;

  •
  33.75% of his respective base salary, if ROE is equal to or greater than 7.75%; or

  •
  a maximum bonus of 45% of his respective base salary, if ROE is equal to or greater than 9.25%.

              When Mr. Olthoff was promoted to Senior Vice President, Chief Financial Officer and Treasurer of the Corporation in November 2010, his opportunity to earn an award was increased to the same opportunity level as Messrs. Hage and Posegate, on a pro rated basis relative to the timing of the promotion.

              Under the Long-Term Incentive Plan, incentive awards are interpolated to the extent that actual ROE falls between designated target levels.

              The Corporation was focused in 2011 on ROE. The Compensation Committee used ROE as it bears a direct relationship to our business plan and is a direct measurement of our underlying profitability. Paying long-term incentive awards based upon ROE is meant to align our executives' interests with our stockholders, as well as foster a pay-for-performance culture.

              In setting the above payout ranges and the ROE performance levels, the Compensation Committee considered (i) standards of its Peer Group, and (ii) the capacity to reward favorable performance, when and if achieved. McLagan advised the Corporation that the ROE performance levels were aligned with the marketplace. Additionally, Messrs. Hage, Olthoff and Posegate were eligible to earn a greater long-term incentive award than the other Named Executive Officers as a result of their greater roles and responsibilities within the Corporation and the Bank.

              For 2011, the Corporation's ROE was 0.72%, which did not meet the financial goal stated in the Long-Term Incentive Plan. Accordingly, no long-term incentives were awarded to the Named Executive Officers.

    2012 Executive Compensation

              The Compensation Committee made certain adjustments to executive compensation for fiscal year 2012 after consultation with Delves, reviewing compensation for the Peer Group, and understanding current and emerging best practices for the banking industry.

              For fiscal year 2012, the Compensation Committee increased base salary, as follows:

	Base Salary as of June 30, 2011	Base Salary as of July 1, 2011	Percentage Increase in Base Salary
Curtis L. Hage	$359,600	$359,600	0%
Brent R. Olthoff	$150,000	$156,000	4.0%
Darrel L. Posegate	$239,200	$239,200	0%
Stephen M. Bianchi	$250,000	$258,750	3.5%
David A. Brown	$166,400	$166,400	0%

              The Compensation Committee approved the grant of short-term incentive awards under the Corporation's Short-Term Incentive Plan for fiscal year 2012 based on a combination of measures of the Corporation's and the Bank's performance, weighted as noted. Awards for Messrs. Hage, Olthoff and Posegate will be based upon (i) the Corporation's consolidated core business operating income ("CBOI") (weighted 60%); (ii) the Corporation's net charge-offs (weighted 10%); (iii) non-performing loans (weighted 10%); and (iv) the Corporation's consolidated net income (weighted 20%). Awards for Messrs. Bianchi and Brown will be based upon (i) the Bank's consolidated CBOI (weighted 75%); (ii) net charge-offs (weighted 12.5%); and (iii) non-performing loans (weighted 12.5%).

              Messrs. Hage, Olthoff and Posegate can each earn aggregated short-term incentive payouts ranging from 20.0% to 80.0% of their 2012 base salary, with target payouts set at 40.0%. Messrs. Bianchi and Brown can each earn aggregated short-term incentive payouts ranging from 11.25% to 45.0% of their 2012 base salary, with target payouts set at 22.5%. All incentive awards under the Short-Term Incentive plan are paid in cash.

              For Fiscal 2012, incentive awards under the Long-Term Incentive Plan for the Named Executive Officers will be based upon the Corporation achieving certain target levels of ROE. Awards to Mr. Hage will be made in phantom stock, vesting equally over four years. Such awards will be paid in cash at each vesting date, based on the Corporation's stock price at that date. Once granted, these awards will not be forfeitable, and will continue to vest, independent of whether Mr. Hage retires during such four-year period. On July 21, 2010, Mr. Hage notified the Board of Directors that he will retire effective December 31, 2011 from his positions as an officer of the Company and the Bank. In connection with this announcement, the Bank and Mr. Hage entered into an agreement to extend Mr. Hage's employment through December 31, 2011 (the "Revised Employment Agreement") which became effective on July 1, 2011. Under the Revised Employment Agreement, Mr. Hage continues to receive the same base salary and benefits as he previously received under his Amended and Restated Employment Agreement and is eligible to receive prorated incentive compensation. Awards to the other Named Executive Officers will be paid 75% in shares of the Corporation restricted stock and 25% in stock appreciation rights ("SARs") settled in the Corporation's common stock, each having a four-year vesting period in which 25% of such SARs or shares of restricted stock, as applicable, will vest each year.

              Messrs. Hage, Olthoff and Posegate can each earn long-term incentive awards ranging from 20.0% to 80.0% of their 2012 base salary, with target payouts set at 40.0%. Messrs. Bianchi and Brown can each earn a long-term incentive award ranging from 11.25% to 45.0% of their 2012 base salary, with target payouts set at 22.5%.

              The incentive levels for fiscal year 2012 were determined, with the assistance of the Compensation Committee's and management's independent compensation consultants, based on growth estimates for the Corporation. Each of the metrics noted above will be calculated as set forth in the Corporation's audited financial statements for fiscal year 2012, except that any change in the approved metrics caused by a single, non-recurring event that results in a 10% change in such metric will be reviewed by the Compensation Committee and may be excluded from the calculation at the committee's discretion, and the Compensation Committee may also further adjust the approved metrics as the result of significant or material events in its discretion. All incentive awards will be paid by the Corporation following acceptance of the Corporation's audited financial statements for fiscal year 2012 by the Audit Committee of the Board.

              Compensation Clawback    In addition, the Compensation Committee has approved a "clawback" feature for the Short-Term Incentive Plan and the Long-Term Incentive Plan under which, if the Compensation Committee determines, in its sole discretion, that a participant received a payment based on materially inaccurate financial statements, reviews, gains, or any other materially inaccurate criteria used in determining the incentive calculation, then the Compensation Committee shall determine the overpayment amount and demand repayment from the plan participant.

              Severance Arrangements    Each of the Named Executive Officers has previously entered into an employment agreement and change-in-control agreement with the Bank. See "Employment Agreements" and "Potential Payments Upon Termination or a Change-in-Control" for a detailed discussion of the terms and conditions of these agreements.

              Retirement Benefits    The Bank provides retirement benefits to all of its employees, including the Named Executive Officers, through the following plans:

  •
  HF Financial Corp. Pension Plan, a defined benefit pension plan;

  •
  HF Financial Corp. Employee Stock Ownership Plan; and

  •
  HF Financial Corp. 401(k) Plan.

              In addition to the above, Messrs. Hage and Posegate received contributions under the HF Financial Corp. Excess Pension Plan, an unfunded non-qualified excess pension plan (the "Excess Pension Plan"). The Bank and Mr. Hage have also previously entered into an Amended and Restated Deferred Compensation Agreement (the "Deferred Compensation Agreement"). As of June 30, 2008, we are no longer granting shares of our Common Stock to any Bank employees under the ESOP.

              The above plans, as well as the Deferred Compensation Agreement, are designed in combination to provide an appropriate level of replacement income upon retirement. Further discussion of these plans and the Deferred Compensation Agreement is set forth below in this Proxy Statement.

              Employee Welfare Benefits and Other Perquisites    The Named Executive Officers are eligible to participate in the Bank's flexible benefits plans, which are generally available to all Bank employees. Under these plans, all employees are entitled to medical, dental, life insurance and long-term disability coverage. Additionally, all of the Bank employees are entitled to vacation, sick leave and other paid holidays. The Compensation Committee believes that the Corporation's commitment to provide the employee benefits summarized above recognizes that the health and well-being of our employees contribute directly to a productive and successful work life that enhances results for the Corporation and its stockholders.

              In addition to the employee welfare benefits discussed above, the Named Executive Officers receive the following perquisites:

  •
  401(k) matching contributions

  •
  Country club dues

  •
  Travel reimbursement for spouses to attend certain events

              The Compensation Committee believes these perquisites help attract and retain the Named Executive Officers by offering compensation opportunities that are competitive with our Peer Group. The Compensation Committee believes these benefits and perquisites provide a more tangible incentive than an equivalent amount of cash compensation. In determining total compensation payable to the Named Executive Officers in 2011, the Compensation Committee considered these benefits and perquisites. However, as these benefits and perquisites represent a relatively insignificant portion of the Named Executive Officers' total compensation, they did not materially influence the Compensation Committee's decision in setting such executive's total compensation.

              See the "Summary Compensation Table" set forth below for a description of the benefits and perquisites received by the Named Executive Officers in 2011.

Risks Arising from Compensation Policies and Practices

              Management conducted a risk assessment of the Corporation's compensation plans and practices and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Corporation. The Compensation Committee has reviewed and concurred with management's conclusion. The risk assessment process included, among other things, a review of (i) all key incentive compensation plans to ensure they are aligned with our pay-for-performance philosophy and include performance metrics that meet and support our corporate goals, and (ii) the overall compensation mix to ensure an appropriate balance between fixed and variable pay components between short-term and long-term incentives. The objective of this process was to identify any compensation plans and practices that may encourage employees to take unnecessary risk that could threaten the Corporation. No such plans or practices were identified.

Tax Considerations

              Generally, section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation the Corporation may deduct for federal income tax purposes in any one year with respect to the Corporation's covered employees. However, compensation that is "performance-based," which is compensation that is paid pursuant to pre-established objective performance goals that are based on criteria approved by the stockholders and is determined and administered by the Compensation Committee according to related regulations, is excluded from this $1,000,000 limitation and is deductible by the Corporation.

Equity Grant Practices

              The Compensation Committee has approved, or recommended to the Board of Directors for approval, all grants of equity compensation to the Named Executive Officers. The Corporation does not have a formal policy on timing of equity grants in connection with the release of material non-public information. In the event that material non-public information becomes known to the

Compensation Committee prior to granting equity awards, the Compensation Committee will take the existence of such information under advisement and make an assessment in its business judgment whether to delay the grant of the equity award in order to avoid any impropriety.

Personnel, Compensation and Benefits Committee Report

              The Personnel, Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Personnel, Compensation and Benefits Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

              HF Financial Corp. Personnel, Compensation and Benefits Committee

Christine E. Hamilton (Chairperson)
Charles T. Day
David J. Horazdovsky
Thomas L. Van Wyhe

 EXECUTIVE COMPENSATION

              The following table summarizes total compensation paid or earned by our Named Executive Officers who served in such capacities during our fiscal years 2011, 2010 and 2009.

              The base salaries of our Named Executive Officers for 2011 accounted for approximately 66%, 82%, 75%, 79% and 80%, of the total compensation of Messrs. Hage, Olthoff, Posegate, Bianchi and Brown, respectively, and the cash incentive awards paid to our Named Executive Officers under the Short-Term Incentive Plan for 2011 accounted for approximately 4%, 4%, 4% and 3%, of the total compensation of Messrs. Hage, Olthoff, Posegate and Brown, respectively.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)[4]	Stock Awards ($)[5]		Option/ SAR Awards ($)[5]	Non-Equity Incentive Plan Compensation ($)[6]	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)[7]	All Other Compensation ($)[8]	Total ($)
Curtis L. Hage,[1] Chairman, President and Chief Executive Officer of the Corporation	2011	359,600	0	0		0	21,001	124,933	37,684	543,218
	2010	359,600	0	0		0	0	93,842	51,527	504,969
	2009	359,600	0	0		0	366,792	42,631	84,075	853,099
Brent R. Olthoff, Senior Vice President, Chief Financial Officer and Treasurer of the Corporation	2011	150,000	0	0		0	7,290	11,633	14,944	183,867
	2010	142,000	10,000	0		0	0	18,052	21,295	191,347
	2009	132,000	0	11,881		11,881	49,500	14,160	8,770	228,192
Darrel L. Posegate,[2] Executive Vice President of the Corporation	2011	239,200	0	0		0	13,969	30,926	35,748	319,844
	2010	239,200	0	0		0	0	43,679	45,201	328,080
	2009	239,200	0	32,298		32,293	179,400	29,541	28,600	541,332
Stephen M. Bianchi,[3] Senior Vice President/President— Twin Cities Market of the Bank	2011	250,000	39,375	39,600	[9]	0	0	14,700	13,180	356,855
	2010	250,000	0	0		0	0	0	0	250,000
David A. Brown, Senior Vice President/Community Banking of the Bank	2011	166,400	0	0		0	6,833	17,241	18,269	208,744
	2010	160,000	0	0		0	0	23,220	25,024	208,244
	2009	155,000	0	13,953		13,949	58,125	17,739	17,077	275,483

1Mr. Hage's title changed to Special Advisor on October 14, 2011, and he will retire on December 31, 2011.

2On October 4, 2011, Mr. Posegate resigned from his positions as Executive Vice President of the Company and President of the Bank.

3Mr. Bianchi joined the Bank in April 2010. He was appointed Interim President and Chief Executive Officer on October 14, 2011.

4Reflects (i) the cash incentive award for Mr. Bianchi under his cash incentive arrangement (which was earned in fiscal year 2011, but not paid until fiscal year 2012); and (ii) a merit award based on performance that was paid in fiscal year 2010 to Mr. Olthoff.

5Reflects the compensation expense recognized for restricted stock, stock options and stock appreciation rights granted in 2009 through 2011, as applicable, by the Corporation for financial statement reporting purposes during 2011, 2010 and 2009 in accordance with FASB ASC Topic 718 (formerly FAS 123R), except no assumptions for forfeitures were included. For additional information, refer to Note 16 of "Notes to Consolidated Financial Statements" in the Corporation's Form 10-K for the year ended June 30, 2011 (the "Form 10-K"). See the "Grants of Plan-Based Awards in Fiscal 2011" table for information on awards made in 2010. These grants were made under the Corporation's Long-Term Incentive Plan.

6For 2011, reflects the cash incentive awards to Messrs. Hage, Olthoff, Posegate and Brown under the Short-Term Plan. For 2009, reflects the cash incentive awards to (i) Mr. Hage under the Long-Term Incentive Plan and Short-Term Incentive Plan of $97,092 and $269,700, respectively, (ii) the other Named Executive Officers under the Short-Term Incentive Plan. Mr. Hage was the only Named Executive Officer who received a cash incentive award under the Long-Term Incentive Plan in 2009.

7Reflects (i) the net increase in the actuarial present value of the Named Executive Officers' accumulated benefits under the Corporation's Pension Plan and Excess Pension Plan, as applicable, and (ii) above-market interest (interest in excess of 120% of the federal long-term rate) on deferred compensation of Mr. Hage under his Deferred Compensation Agreement. The amounts attributed to items (i) and (ii) are set forth immediately below:

		Increase in Actuarial Present Value of Pension Benefits		Above Market Interest on Deferred Compensation ($)
Name		Pension Plan ($)	Excess Pension Plan ($)
Curtis L. Hage	2011	98,344	26,589	0
	2010	43,851	49,991	0
	2009	37,668	4,963	0
Brent R. Olthoff	2011	10,618	1,015	0
	2010	12,884	5,168	0
	2009	14,160	0	0
Darrel L. Posegate	2011	19,614	11,313	0
	2010	18,137	25,542	0
	2009	17,343	12,198	0
Stephen M. Bianchi[6]	2011	14,700	0	0
	2010	0	0	0
David A. Brown	2011	15,609	1,632	0
	2010	16,853	6,367	0
	2009	17,739	0	0

8Set forth below is a detail summary of the amounts included under the "All Other Compensation" column for 2011:

	All Other Compensation for 2011A
Name	401k Plan Matching Contribution ($)	Pension Plan Contribution ($)B	Country Club Dues ($)	Travel Reimbursement ($)C	Total Other Compensation ($)
Curtis L. Hage	7,350	23,058	6,166	1,110	37,864
Brent R. Olthoff	4,500	4,492	5,952	0	14,944
Darrel L. Posegate	6.502	22.221	5,677	1,348	35,748
Stephen M. Bianchi	3.125	6,579	3,476	0	13,180
David A. Brown	4,992	7,325	5,952	0	18,269

AAll amounts reported are based upon the Corporation's direct costs in providing the listed perquisites.

BFor Mr. Hage, includes contributions to the Excess Pension Plan of $23,058. For Messrs. Olthoff, Bianchi and Brown, includes contributions to the Pension Plan of $4,992, $6,579 and $7,325, respectively. For Mr. Posegate, includes contributions to the Pension Plan and Excess Pension Plan of $11,805 and $10,416, respectively.

CThe Bank reimburses travel expenses for a spouse to attend special events if attendance at the event is considered to have a business purpose or is important to the success of the event.

9Reflects the compensation expense recognized for an award of restricted stock granted in fiscal 2011 in connection with Mr. Bianchi's employment arrangement.

Employment Agreements

              The Corporation, through its wholly owned subsidiary, the Bank, has entered into employment agreements with each of its Named Executive Officers.

              Messrs. Olthoff, Posegate, Bianchi and Brown have previously each entered into Amended and Restated Employment Agreements and Amended and Restated Change-in-Control Agreements with the Bank. Each of the employment agreements has a current term of one year, which automatically renews on July 1 for an additional year unless, on or before March 31 of the previous year, either the Bank or the executive officer elects to terminate the employment agreement. In the event an executive officer terminates his employment agreement, his respective change-in-control agreement will also terminate.

              Under the employment agreements, Messrs. Olthoff, Posegate, Bianchi and Brown are each guaranteed a base salary of no less than $132,000, $239,200, $250,000 and $155,000, respectively, which may be subsequently increased as determined appropriately by the Compensation Committee. In addition to the base salary, under the employment agreements each executive officer is entitled to:

  •
  participate in the Bank's executive incentive plans, and

  •
  all other benefits generally made available to the Bank's other employees (including, but not limited term life insurance, medical, dental and disability coverage, paid personal time off and certain retirement benefits).

              Under the terms of the employment agreements, the Bank has the right to immediately terminate each Named Executive Officer for "cause" (as defined below). Additionally, the Bank may, in its reasonable discretion, terminate each executive officer (without prior notice) if he is absent from work for a period of time or in a manner that materially affects the functioning of the Bank or the executive officer's direct or indirect reports. Either the Bank or the executive officer may terminate his employment agreement at any time upon 60 days written notice. Additionally, each executive officer's employment under his employment agreement automatically terminates upon his death. For a detailed description of the severance provisions contained in the Named Executive

Officers' employment agreement, please refer to "Potential Payments Upon Termination or a Change-In-Control" set forth below.

              On July 21, 2010, Mr. Hage notified the Board of Directors that he will retire effective December 31, 2011 from his positions as an officer of the Company and the Bank. In connection with this announcement, the Bank and Mr. Hage entered into an agreement to extend Mr. Hage's employment through December 31, 2011 (the "Revised Employment Agreement") which became effective on July 1, 2011. Under the Revised Employment Agreement, Mr. Hage continues to receive the same base salary and benefits as he previously received under his Amended and Restated Employment Agreement and is eligible to receive prorated incentive compensation. The Revised Employment Agreement is terminable by the Bank immediately for "cause," which includes material violation of a law or regulation that either governs Mr. Hage's conduct as an officer of the Bank or in the reasonable opinion of the Bank affects Mr. Hage's fitness to serve in his position, substantial neglect of duties, action or inaction that materially and adversely impacts the Bank's safety, soundness, security, assets, customers or employees, dishonesty of a material nature, failure to comply with material rules, regulations or policies of the Bank, engaging in personal conduct which when considering Mr. Hage's position with the Bank would materially detract from the Bank's business reputation in the community served, material breach of any material covenant of the Revised Employment Agreement, or willful and material misconduct. Either the Bank or Mr. Hage may terminate the Revised Employment Agreement without cause upon written notice. In the event the Bank terminates the Revised Employment Agreement without cause, Mr. Hage will continue to receive his base salary through December 31, 2011, as severance pay. Additionally, the Revised Employment Agreement automatically terminates upon Mr. Hage's death and may be terminated by the Bank in the event of Mr. Hage's disability as defined under the Bank's Disability Plan. The Bank also may terminate the Revised Employment Agreement if Mr. Hage is absent from work for a period of time or in a manner that materially affects the functioning of the Bank or his direct or indirect reports; provided, however, that the Bank may not terminate Mr. Hage for absence resulting from approved/excused extended vacation, leave of absence or temporary relocation. The Revised Employment Agreement contains non-competition and non-solicitation provisions that continue for a one-year period after termination of employment, as well as confidentiality provisions.

              On October 4, 2011, Darrel L. Posegate resigned from his positions as the Executive Vice President of the Company and President of the Bank. Pursuant to a Separation Agreement dated October 4, 2011 (the "Separation Agreement") we agreed to pay Mr. Posegate separation payments aggregating to his base salary from September 1, 2011 to June 30, 2012 and medical (COBRA) benefits through June 30, 2012 (if eligible). Mr. Posegate agreed to a discharge of claims, along with certain agreements not to compete and not to solicit our employees for one year following the agreement.

              On October 14, 2011, the Board of Directors appointed Stephen M. Bianchi Interim President and Chief Executive Officer of the Company and the Bank, and appointed Curtis L. Hage Special Advisor until his retirement. In connection with Mr. Bianchi's appointment, we entered into a letter agreement with him dated October 14, 2011 pursuant to which he will receive an additional $10,000 in salary per month and reimbursement of expenses incurred in connection with travel to and residing in the Sioux Falls area during the period that he serves as our Interim President and Chief Executive Officer. He is also eligible to receive incentive payments of up to $50,000 in the aggregate for fiscal year 2012. In addition, the term of his employment agreement with the Bank was extended to July 1, 2013.

 Grants of Plan-Based Awards

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Possible Payouts Under Equity Incentive Plan Awards[3]
Name (a)	Award Type[1] (b)	Grant Date (c)	Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)	Grant Date Fair Value of Stock and SAR Awards ($)[4] (l)
Curtis L. Hage
S-T Incentive Plan	Cash	6/16/10	71,920	143,840	287,680				0
L-T Incentive Plan	Cash	6/16/10	71,920	143,840	287,680				0
Brent R. Olthoff
S-T Incentive Plan	Cash	6/16/10	16,875	33,750	67,500
L-T Incentive Plan	RS	6/16/10				985	1,969	3,938	0
L-T Incentive Plan	SAR	6/16/10				10,417	20,833	41,667	0
Darrel L. Posegate
S-T Incentive Plan	Cash	6/16/10	47,840	95,680	191,360
L-T Incentive Plan	RS	6/16/10				2,791	5,582	11,165	0
L-T Incentive Plan	SAR	6/16/10				29,531	59,062	118,123	0
Stephen M. Bianchi[5]
S-T Incentive Plan	Cash	6/16/10	0	0	—
L-T Incentive Plan	RS	6/16/10				0	0	0	0
L-T Incentive Plan	SAR	6/16/10				0	0	0	0
David A. Brown
S-T Incentive Plan	Cash	6/16/10	18,720	37,440	74,880
L-T Incentive Plan	RS	6/16/10				1,092	2,184	4,369	0
L-T Incentive Plan	SAR	6/16/10				11,556	23,111	46,222	0

1Award type:
Cash = cash incentive award
RS = restricted stock award
SAR = stock appreciation right settled in our Common Stock

2Reflects (i) the range of annual cash incentive awards payable to all Named Executive Officers, except for Mr. Bianchi, under the Bank's Short-Term Incentive Plan (the "S-T Incentive Plan") for 2011, and (ii) the range of the annual long-term incentive award payable in cash to Mr. Hage under the Bank's Long-Term Incentive Plan (the "L-T Incentive Plan") for 2011.

As further discussed in the Compensation Discussion and Analysis ("CD&A") section of this Proxy Statement, under the S-T Incentive Plan, the Named Executive Officers may earn cash incentive awards upon the Corporation achieving a combination of measures of the Company's performance. For Messrs. Hage, Olthoff and Posegate, the payout ranges of the cash incentive award are stated as a percentage of their respective base salary. In 2011, the Corporation had to achieve a minimum threshold of (i) 3.75% growth in the Company's consolidated growth in core business operating income ("CBOI"), weighted at 60%, (ii) net charge-offs in the 50th percentile of the Peer Group, weighted at 10%, (iii) non performing loans in the 50th percentile of the Peer Group, weighted at 10%, and (iv) 3.75% growth in the Company's consolidated net income. Mr. Brown's payout ranges of the cash incentive award are also stated as a percentage of his base salary. In 2011, in order for Mr. Brown to receive an award, the Bank had to achieve a minimum threshold of (i) 3.75% growth in the Bank's consolidated growth in core business operating income ("CBOI"), weighted at 75%, (ii) net charge-offs in the 50th percentile of the Peer Group, weighted at 12.5% and (iii) non performing loans in the 50th percentile of the Peer Group, weighted at 12.5%.

The amounts reflected in the "Target" column for the S-T Incentive Plan awards are based upon the Corporation achieving of (i) 6.75% growth in the Company's consolidated growth in core business operating income ("CBOI"), weighted at 60%, (ii) net charge-offs in the 25th percentile of the Peer Group, weighted at 10%, (iii) non performing loans in the 25th percentile of the Peer Group, weighted at 10%, and (iv) 6.75% growth in the Company's consolidated net income, and the Bank achieving (i) 6.75% growth in the Bank's consolidated growth in core business operating income ("CBOI"), weighted at 75%, (ii) net charge-offs in the 25th percentile of the Peer Group, weighted at 12.5% and (iii) non performing loans in the 25th percentile of the Peer Group, weighted at 12.5%.

3Reflects the range of restricted stock awards and stock appreciation rights payable to all of the Named Executive Officers, except for Mr. Hage, under the L-T Incentive Plan in 2011. As further discussed in the CD&A section of this Proxy Statement, the Named Executive Officers may earn long-term incentive awards in the form of cash, restricted stock and/or stock appreciation rights upon the Corporation achieving certain return on equity goals. The payout ranges of the long-term incentive awards are stated as a percentage of the Named Executive Officer's respective base salary. In 2011, the Corporation had to achieve a minimum threshold of 4.75% return on equity for any long-term incentive awards to be paid to the Named Executive Officers, with the maximum threshold being 9.25% return on equity. The amounts reflected in the "Target" column for the L-T Incentive Plan awards are based upon the Corporation achieving a return on equity of 6.25% for 2011. Under the L-T Incentive Plan, (i) Mr. Hage's incentive award is paid in cash as further discussed in footnote 2 above, and (ii) for Messrs. Olthoff, Posegate and Brown, the incentive award is paid 75% in restricted stock and 25% in stock appreciation rights settled in our Common Stock.

4Based on actual performance in 2011, no awards were made.

5Mr. Bianchi joined the Bank in April 2010, and pursuant to the terms of his employment as President of the Twin Cities Market, Mr. Bianchi participated in a cash incentive arrangement for fiscal year 2011, based upon meeting certain defined personal performance metrics. As such, Mr. Bianchi did not participate in the S-T Incentive Plan or the L-T Incentive Plan.

 Outstanding Equity Awards at Fiscal Year-End

		Option/SAR Awards[1]					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable		Option/SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[2]
Curtis L. Hage	9/11/02	13,667	0		9.92	9/11/2012
	9/10/03	6,354	0		14.75	9/10/2013
	9/8/04	16,665	0		14.88	9/8/2014
Brent Olthoff	9/12/07	283	95	[3]	16.10	9/12/2017	17	[3]	186
	9/10/08	1,705	1,704	[4]	14.71	9/10/2018	238	[4]	2,604
	9/9/09	1,698	5,091	[5]	12.48	9/9/2019	714	[5]	7,811
Darrel L. Posegate	9/8/04	2,777	0		14.88	9/8/2014
	9/13/06	3,410	0		16.00	9/13/2016
	9/12/07	4,286	1,429	[3]	16.10	9/12/2017	252	[3]	2,757
	9/10/08	4,569	4,570	[4]	14.71	9/10/2018	640	[4]	7,002
	9/9/09	4,614	13,839	[5]	12.48	9/9/2019	1,941	[5]	21,235
Stephen M. Bianchi	7/28/10	0	0				4,000	[6]	43,760
David A. Brown	9/11/01	3,539	0		10.33	9/11/2011
	9/11/02	3,934	0		9.92	9/11/2012
	9/10/03	1,849	0		14.75	9/10/2013
	9/8/04	4,514	0		14.88	9/8/2014
	9/13/06	1,686	0		16.00	9/13/2016
	9/12/07	1,701	567	[3]	16.10	9/12/2017	100	[3]	1,094
	9/10/08	1,705	1,704	[4]	14.71	9/10/2018	239	[4]	2,616
	9/9/09	1,992	5,979	[5]	12.48	9/9/2019	840	[5]	9,190

1Stock options and stock appreciation rights settled in our Common Stock are included in these columns.

2Market value of the unvested restricted stock is based upon the closing market price of our Common Stock on June 30, 2011 of $10.94, which was the last business day of the 2011 fiscal year.

3The remainder of this award vested 9/12/2011.

4The award vested 25% on 9/10/2011 and will vest 25% on 9/10/2012.

5The award vested 25% on 9/9/2011, and will vest 25% on 9/9/2012 and 25% on 9/9/2013.

6The award vested 25% on 7/28/2011, and will vest 25% on 7/28/2012, 25% on 7/28/2013 and 25% on 7/28/2014.

 Option Exercises and Stock Vested in 2011

	Option Awards[1]		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[2]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[3]
Curtis L. Hage	12,355	1,841	7,853	83,949
Brent R. Olthoff	0	0	374	3,652
Darrel L. Posegate	0	0	5,312	55,506
Stephen M. Bianchi	0	0	0	0
David A. Brown	0	0	4,421	50,208

1These columns reflect only the exercise of stock options by the Named Executive Officers. In 2011, none of the Named Executive Officers exercised any stock appreciation rights.

2The value realized on exercise of stock options is based upon the difference between the market price of our Common Stock on the date of exercise and the exercise price of the stock options.

3The value realized on vesting of the restricted stock is based upon the market price of our Common Stock on the applicable vesting date.

              The following table shows the actuarial present value of accumulated benefits payable to each of our Named Executive Officers under the Corporation's Pension Plan and Excess Pension Plan, determined in accordance with the valuation method and assumptions described in Note 14 of "Notes to Consolidated Financial Statements" of the Form 10-K.

 2011 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Curtis L. Hage	HF Financial Corp. Pension Plan	41	1,088,182	0
	HF Financial Corp. Excess Pension Plan	18	151,097	0
Brent R. Olthoff	HF Financial Corp. Pension Plan	5	45,625	0
	HF Financial Corp. Excess Pension Plan	5	6,183	0
Darrel L. Posegate	HF Financial Corp. Pension Plan	11	133,494	0
	HF Financial Corp. Excess Pension Plan	11	49,053	0
Stephen M. Bianchi	HF Financial Corp. Pension Plan	1	14,700	0
	HF Financial Corp. Excess Pension Plan	1	0	0
David A. Brown	HF Financial Corp. Pension Plan	13	137,352	0
	HF Financial Corp. Excess Pension Plan	11	7,999	0

              In order to attract and retain employees and to assist employees in preparing financially for retirement, the Compensation Committee believes that it is important to provide the Bank's employees, including the Named Executive Officers, with the opportunity to maintain a portion of their respective incomes following retirement. Along with other eligible employees, the Named Executive Officers participate in a defined benefit pension program and a retirement savings plan, which consists of an employee stock ownership plan and 401(k) plan. Certain of the Named Executive Officers are also eligible to participate in an unfunded non-qualified excess pension plan. The purpose of the excess pension plan is to restore benefits that otherwise would be payable under the pension plan if not for Internal Revenue Service limits on compensation and benefits applicable to tax-qualified plans.

              Defined Benefit Pension Plan.    The Corporation sponsors a defined benefit pension plan for its employees. An employee is eligible to participate in the pension plan upon the completion of one year of service and upon reaching the age of 21. That participation is retroactive to the previous July 1. A participant must complete three years of service before such participant earns a vested interest in accrued retirement benefits, at which time the participant is 100% vested. A participant will also be 100% vested if employment ends due to death or disability. The pension plan is funded solely through contributions made by the Corporation. It is anticipated that this obligation will be funded through the Corporation's future earnings.

              A participant is eligible for an early retirement benefit upon the attainment of age 62, provided such participant has participated in the pension plan for a minimum of five years. Currently, Mr. Hage is the only Named Executive Officer eligible for early retirement under the pension plan. The monthly benefit payable at early retirement is the actuarial equivalent of the participant's accrued monthly benefit at age 65. If a participant continues to work beyond age 65, the participant is entitled to the greater of:

  •
  such participant's benefit taking into account all service and compensation through the actual retirement date; or

  •
  the actuarial equivalent of the benefit that would have been payable had the participant retired on the normal retirement date.

              The pension plan computes benefits using a cash balance pension formula with a hypothetical account maintained separately for each participant, with such account credited annually for contributions and earnings. Each year an employer contribution equal to 6% of the participant's compensation for the plan year is allocated to that participant's account. Compensation includes, but is not limited to, wages, commissions, bonuses, overtime, and any amount a participant elects to defer under a salary reduction agreement. Compensation does not include employer contributions to employer-sponsored retirement plans or welfare plans such as life and health insurance plans, nor does it include vested stock options or SARs granted to the participant or stock awarded to the participant in the course of the participant's employment. Investment returns are credited to account balances as of the first day of each plan year for the upcoming plan year in an amount equal to the average daily rates of return for 30 year U.S. Treasury bond during the previous February. Normal retirement age is 65 with five years of service and early retirement age is 62 with five years of service.

              The normal retirement benefit is a monthly annuity based on a participant's hypothetical account balance as of benefit commencement. A participant may elect, at the time of retirement, several optional forms of benefits which are the actuarial equivalent of the normal form, such as the joint and survivor benefits for married participants or an actuarially equivalent lump sum payment. A married participant must receive a joint and 50% survivor annuity unless the participants' spouse consents to a different form of benefit.

              Excess Pension Plan for Executive Officers.    The Corporation also sponsors an unfunded, non-qualified excess pension plan for certain executive officers. Any executive officer of the Corporation or an affiliated organization selected by the Board of Directors is eligible to participate in the excess benefit plan effective as of the first day of the plan year or calendar year following his initial year of selection by the Board. Executives remain eligible to participate in the excess pension plan with respect to each subsequent plan year unless removed as an eligible executive with respect to a plan year by the Board of Directors. Currently, Messrs. Hage, Olthoff, Posegate, Bianchi and Brown participate in the excess pension plan.

              The Corporation contributes benefits to the excess pension plan on behalf of its participants on an annual basis as follows:

  •
  if a participant was an executive as of June 30, 1999, the Corporation will contribute benefits in an amount equal to the difference between the annual benefit accruals actually credited to the participant under the pension plan under its current cash balance formula, and the amount that would have been credited to the participant under the pension plan under the benefit formula in effect prior to July 1, 1999;

  •
  benefits in an amount equal to the amount of the annual benefit accrual under the pension plan that would otherwise be denied by reason of limitations imposed under the Internal Revenue Code; and

  •
  the Corporation may, but is not required to, contribute benefits in any amount for the plan year, as such amount is determined by the Board of Directors.

              Currently, Messrs. Hage and Posegate have received contributions under the excess pension plan. The excess pension plan also allows participants to make contributions to the excess pension plan in the form of deferred payments of up to 100% of the participant's base salary and up to 100% of the participant's cash incentive awards and bonuses based on the financial performance of the Corporation. No such deferrals have been made to date.

              A participant is always 100% vested in his deferral contributions to the excess pension plan. With respect to the benefits contributed by the Corporation on behalf of the participant, the participant must complete five years of service before such participant earns a vested interest in such benefits, at which time the participant is 100% vested. A participant will also be 100% vested if such participant dies or if there is a change in control of the Corporation. Benefits under the excess pension plan will be paid on the first day of the month following the six-month anniversary of the participant's termination of employment. Benefits payable by reason of a change in control will be paid on the thirtieth day following a change of control, and benefits payable by reason of a participant's death will be paid to his beneficiary on the sixtieth day following the participant's death. Benefits will be paid in a single lump sum payment. However, a participant may apply to receive distribution of any vested portion of his benefits prior to his termination of employment in the event of certain unforeseen emergencies.

              For information regarding the amounts contributed to the pension plan and excess pension plan accounts of the Named Executive Officers by the Corporation in fiscal 2011, see the "Summary Compensation Table" set forth above.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)[3]
Curtis L. Hage	0	0	27,332	0	658,014
Brent R. Olthoff	0	0	0	0	0
Darrel L. Posegate	0	0	0	0	0
Stephen M. Bianchi	0	0	0	0	0
David A. Brown	0	0	0	0	0

1Represents Mr. Hage's contributions pursuant to the terms of his Amended and Restated Deferred Compensation Agreement, dated December 31, 2008, all of which was reported in the "salary" column for 2011 of the "Summary Compensation Table" included in this Proxy Statement for 2011.

2Represents aggregate earnings on Mr. Hage's deferral account balance, none of which was reported in the "Change in Pension Value and Non-qualified Deferred Compensation Earnings" column of the "Summary Compensation Table" included in this Proxy Statement as above-market interest (interest in excess of 120% of the federal long-term rate) for Mr. Hage for 2011.

3This column includes deferred compensation earned in earlier years which was disclosed in the Summary Compensation Table as follows: Mr. Hage, $0 in 2011, $18,000 in 2010 and $34,616 in 2009.

              Deferred Compensation Agreement.    The Bank and Mr. Hage have previously entered into an Amended and Restated Deferred Compensation Agreement. Pursuant to the Deferred Compensation Agreement, Mr. Hage may elect to defer an amount of his total annual base salary, which amount may be modified by his filing a subsequent signed election form, which modification (subject to certain unforeseeable emergency exceptions) is not effective until the beginning of the following calendar year. Interest on the deferred compensation will be credited and compounded on a monthly basis to a deferral account. The Deferred Compensation Agreement provides that the annual rate of interest becomes effective each plan year and equals The Wall Street Journal prime rate plus one percent on the first business day of the plan year. Mr. Hage's deferral account balance accrued interest at an average annual rate of 4.25% during fiscal 2011.

              Pursuant to the Deferred Compensation Agreement with Mr. Hage, the Bank will pay Mr. Hage the deferral account balance in a lump sum on the first day of the month following the six month anniversary of Mr. Hage's termination if Mr. Hage terminates his employment under the following circumstances:

  •
  on or after the normal retirement date for reasons other than death,

  •
  before the normal retirement date, for reasons other than death, change of control or disability, or

  •
  before the normal retirement date for disability.

The normal retirement date is when the executive attains age 65.

              Upon a change in control while Mr. Hage is in the active employ of the Bank, the Bank will pay to Mr. Hage the deferral account balance in a lump sum within 60 days after the change in control. The Bank will also distribute all or a portion of the deferred account balance upon the Bank's determination that Mr. Hage has suffered an unforeseeable emergency.

              If Mr. Hage's employment is terminated due to death while he is in the active service of the Bank, the Bank will pay to Mr. Hage's beneficiary the greater of:

  •
  the deferral account balance at the date of the termination due to death, or

  •
  the projected benefit, which will mean the balance that would have accumulated in the Mr. Hage's deferral account at the normal retirement date, assuming that Mr. Hage: (i) continued to receive compensation at the same rate, (ii) continued to defer compensation at the same rate and (iii) survived to the normal retirement date.

              The Bank will pay the death benefit to Mr. Hage's beneficiary in a lump sum on the sixtieth day after Mr. Hage's death.

              In the event that Mr. Hage is terminated for "cause," as determined in accordance with his employment agreement, the Bank will not pay any benefit attributable to interest credited to the deferral account.

Potential Payments Upon Termination or a Change-in-Control

              Employment Agreements.    The Corporation, through its wholly owned subsidiary, the Bank, has previously entered into employment agreements with each of its Named Executive Officers. Under such agreements, executive officers are entitled to certain severance upon termination without "cause," disability and death.

              Under the form of agreement applicable to each of the Named Executive Officers except for Mr. Hage, if the executive officer is terminated for "cause" by the Bank, the Bank will pay the executive officer his full salary through the date of termination and will have no further obligations to the executive officer under his employment agreement.

              If the executive officer is terminated without "cause" by the Bank, other than by reason of disability or death, the Bank will pay the executive officer:

  •
  his full salary through the date of termination, and

  •
  each month for twelve months one-twelfth of the total of (a) his monthly salary in effect at the time of termination times the number of months remaining until the expiration of his employment agreement, plus (b) an amount equal to one year's annual base salary.

              If the executive officer is terminated by the Bank because of disability (as determined under the Bank's disability plan), the Bank will pay the executive officer through the last day of the month in which he is terminated plus an amount equal to three months base salary.

              If the executive officer is terminated due to his death, the Bank will pay the executive officer's spouse, beneficiary, or estate (a) the executive officer's then current salary through the last day of the month in which such death occurs, and (b) the executive officer's incentive awards under the Short-Term Incentive Plan and the Long-Term Incentive Plan in accordance with the terms of such plans.

              If the executive officer terminates his employment and provides 60 days written notice (as required by the agreement), the Bank will pay the executive officer his current salary through the month in which such termination occurs, plus one additional month's salary. If the executive officer fails to give the requisite 60-day notice, he will forfeit all accrued paid personal time off and the Bank will pay the executive officer his current salary only through the date of termination.

              If the executive officer terminates his employment because he chose not to extend the term of his employment agreement, the Bank will pay the executive officer his full salary during the period of time that the employee continues to work (but not beyond the end of the term of the employment agreement), at the rate then in effect, plus accrued paid personal time off. However, the Bank may request the executive officer to terminate employment before the end of the term of the employment agreement, in which event the Bank will pay the executive officer his full salary through the end of the term of the employment agreement at the rate then in effect, plus accrued paid personal time off. If the executive officer's employment is terminated because the Bank has chosen not to extend the term of his employment agreement, the Bank will pay the executive officer his full salary through the end of the term of the employment agreement at the rate then in effect plus accrued paid personal time off.

              Under the employment agreements, the executive covenants that during the term of his employment agreement and for a period of one year following termination of such agreement by the Bank or by such executive officer for any reason, voluntarily or involuntarily, with or without "cause," he will not, directly or indirectly, engage in or assist others to engage in any business competing with the business carried on by the Bank or solicit business from any customers of the Bank in the locations where the Bank conducts business. Generally, all severance payments under the employment agreements are conditioned upon the executive officer's compliance with these non-compete provisions and any such severance payments must be returned by the executive officer to the Bank if he violates these non-compete provisions. Additionally, the executive officers may not during their employment and for one year thereafter induce or attempt to induce any person who is an employee of the Bank to leave the employ of the Bank or engage in any business that competes with the Bank. The executive officers further agree not to disclose to anyone inside or outside the Bank or use for their own benefit or the benefit of others any confidential, trade secret and proprietary information of the Bank.

              Under the employment agreements, "cause" means termination upon (a) material violation of a law or regulation that: (i) governs the executive officer's conduct as an officer of the Bank, or (ii) in the reasonable opinion of the Bank affects the executive officer's fitness to serve in his position, (b) substantial neglect of the executive officer's duties, (c) action or inaction, which materially and adversely impacts the Bank's safety, soundness, security, assets, customers or employees, (d) dishonesty of a material nature, (e) failure to comply with material rules, regulations or policies of the Bank, (f) engaging in personal conduct which, when considering the executive officer's position with the Bank, would materially detract from its business reputation in the community served, (g) material breach of any material covenant or condition of the employment agreement, and (h) willful and material misconduct.

              The Corporation, through its wholly owned subsidiary, the Bank, has previously entered into change-in-control agreements with each of its Named Executive Officers (except that Mr. Hage's change-in-control agreement terminated by its terms on June 30, 2011). Under these agreements, in the event a Named Executive Officer is terminated in connection with a "change-in-control," as defined in his change-in-control agreement, the executive officer will be entitled to the severance benefits set forth in the change-in-control agreement, in lieu of the severance benefits set forth in his respective employment agreement.

              Mr. Hage has entered into a separate Revised Employment Agreement effective July 1, 2011, as discussed under "Employment Agreements" above. The potential payments to be paid under such agreement are the same as the employment agreements of the Corporation's other Named Executive Officers, as described above, except that if Mr. Hage is terminated without cause during the term of the agreement, he will continue to receive his base salary through December 31, 2011, as severance pay. Either the Bank or Mr. Hage may terminate the Revised Employment Agreement without cause upon written notice.

              Under the Revised Employment Agreement, "cause," which includes material violation of a law or regulation that either governs Mr. Hage's conduct as an officer of the Bank or in the reasonable opinion of the Bank affects Mr. Hage's fitness to serve in his position, substantial neglect of duties, action or inaction that materially and adversely impacts the Bank's safety, soundness, security, assets, customers or employees, dishonesty of a material nature, failure to comply with material rules, regulations or policies of the Bank, engaging in personal conduct which when considering Mr. Hage's position with the Bank would materially detract from the Bank's business reputation in the community served, material breach of any material covenant of the Revised Employment Agreement, or willful and material misconduct.

              Change-In-Control Agreements.    The Corporation, through its wholly owned subsidiary, the Bank, has previously entered into change-in-control agreements with each of the Named Executive Officers (except that Mr. Hage's change-in-control agreement terminated on June 30, 2011). The change-in-control agreements continue in effect while the executive officer is employed with the Bank; provided, however, that if the executive officer of the Bank gives notice of non-extension of his employment agreement, his change-in-control agreement will terminate when his employment agreement terminates. However, if such notice of non-extension is given by the Bank at a time when the Bank is actively negotiating a transaction with a third party that may result in a change-in-control or at a time when the stockholders of the Corporation are being solicited to vote for directors who would not be continuing directors and the election of such directors would effect a change-in-control, or at a time when the stockholders of the Corporation are being solicited to tender their shares in an offering that if successful would result in a change-in-control, the change-in-control agreement shall not terminated until nine months following the termination of his employment agreement.

              The Compensation Committee does not view the potential benefits conferred upon a change in control of the Corporation as additional elements of compensation due to the fact that a change in control may never occur. The Compensation Committee believes that these arrangements allow the Named Executive Officers to focus their attention and energy on the Corporation's business without any distractions regarding the effects of a change in control, and assists us in maximizing stockholder value by allowing the Named Executive Officers to participate in an objective review of any proposed transaction and whether such transaction is in the best interest of the stockholders.

              Following a "change-in-control" and upon termination of the executive officer's employment within 24 months following a change in control (a) by the Bank for any reason other than "cause," or (b) by the executive officer for "good reason," the executive officer will be entitled to the following benefits:

  •
  full annual base salary through the date of termination;

  •
  any incentive payment under the Bank's Short-Term Incentive Plan that he has a right to receive on the last day of the fiscal year prior to his date of termination;

  •
  any incentive payment under the Bank's Long-Term Incentive Plan that has accrued to him as of the first day of the month following his date of termination;

  •
  (1) for and during the period of time that the executive officer is eligible for and properly elects continued coverage under the Bank's health and dental plans, subsidized coverage as if the executive officer remained an active employee of the Bank but for no more than 36 months following the date of termination and only with respect to the level of health and dental insurance coverage in which the executive officer was enrolled (e.g., single or family); if the executive officer's continuation of coverage terminates for reasons other than nonpayment of the executive officer's share of the costs of the coverage or fraud before he has received 36 months of coverage, reimbursement of the executive officer for replacement health and dental coverage during the remainder of the 36 months following the date of termination, but only with respect to the level of health and dental coverage in which the executive officer was enrolled immediately prior to the notice of termination (e.g., single or family), and only in an amount up to the difference between the then COBRA premium charged by the Bank to continue COBRA and the amount that active employees are required to pay for their coverage, and (2) for up to 18 months after the date of termination, payment of the premiums due under executive officer's disability policy and life insurance policy into which the executive officer is permitted to convert his group term coverage, but only during the time and to the extent that he continues such coverage;

  •
  any benefits payable under the Excess Pension Plan;

  •
  certain out-placement counseling services not to exceed $10,000;

  •
  lump sum payment of $5,000 in lieu of reimbursement for certain financial planning and tax preparation expenses;

  •
  lump sum payment equal to the value of any other fringe benefits or perquisites provided to the executive officer immediately prior to the date of termination; and

  •
  acceleration of vesting of all outstanding awards under the 2002 Stock Plan in accordance with the terms thereof.

              In addition to the above, the Bank will pay a lump sum severance payment equal to a multiple times the sum of (a) the executive officer's annual base salary in effect at the time notice of termination is given or immediately prior to the date of the change-in-control, whichever is greater, and (b) the amount determined as follows: (i) the amount that the executive officer had accrued during the plan year under the Short-Term Incentive Plan as of the first of the month following the month in which the change-in-control occurred, annualized by dividing the amount accrued by the number of months from the start of the plan year to the first of the month following the month in which the change-in-control occurred multiplied by twelve; plus, (ii) the amount of each of the short-term incentive awards, if any, awarded to the executive officer in the three years immediately prior to the change-in-control divided by four. The multiple for Mr. Posegate is 2.0, and the multiple for each of Messrs. Olthoff, Bianchi and Brown is 1.5. Such severance payments are conditioned upon compliance with the non-compete provisions of the executive officer's employment agreement and any payments made must be returned by the executive officer to the Bank if he violates such non-compete provisions.

              In addition to the above, Mr. Hage is entitled to payment in accordance with his Deferred Compensation Agreement and Messrs. Olthoff, Posegate and Brown are entitled to a lump sum payment equal to 18 months of membership dues of the country club(s) to which the executive officer is a member on the date of termination.

              No benefits are payable under the change-in-control agreements following a change-in-control if the executive officer is terminated because of his death, by the Bank for "cause," or by the executive officer other than for "good reason."

              The change-in-control agreements provide that if any payment or distribution (or portion thereof) by the Bank to or for the benefit of such executive officers would be nondeductible by the Bank for federal income tax purposes because of Section 280G of the Internal Revenue Code, then such payment or benefit will be reduced to an amount, not less than zero, that maximizes the aggregate present value of such payments or benefits without causing such to be nondeductible by the Bank.

              Under the change-in-control agreements, "change-in-control" means (a) a change-in-control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Corporation is then subject to such reporting requirement, (b) the public announcement by the Corporation or any person that such person has become the beneficial owner, directly or indirectly, of securities of the Corporation (i) representing 20% or more, but not more than 50%, of the combined voting power of the Corporation's then outstanding securities unless the transaction resulting in such ownership has been approved in advance by the continuing directors, or (ii) representing more than 50% of the combined voting power of the Corporation's then outstanding securities (regardless of any approval by the continuing directors); provided, however, that notwithstanding the foregoing, no change-in-control shall be deemed to have occurred by reason of the ownership of 20% or more of the total voting capital stock of the Corporation's then issued and outstanding by the Corporation, any subsidiary of the Corporation or any employee benefit plan of the Corporation or of any subsidiary of the Corporation or any entity holding shares of its common stock organized, appointed or established for, or pursuant to the terms of, any such plan, (c) any acquisition of control as defined in 12 Code of Federal Regulations Section 574.4, or any successor regulation, of the Corporation which would require the filing of an application for acquisition of control or notice of change-in-control in a manner which is set forth in 12 CFR Section 574.3, or any successor regulation, (d) the continuing directors cease to constitute a majority of the Corporation's Board of Directors, or (e) the stockholders of the Corporation approve (i) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation stock would be converted into cash, securities or other property, other than a merger of the Corporation in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation, or (iii) any plan of liquidation or dissolution of the Corporation.

              Under the change-in-control agreements, "cause" has the same meaning as set forth in the employment agreements, and as defined above in this Proxy Statement. However, under the change-in-control agreements, termination for "cause" will be proceeded by a fair and complete investigation.

              "Good reason" means termination by the executive officer upon the occurrence, without his express written consent, of any one of the more of the following: (a) the assignment to the executive officer of any duties inconsistent in any respect with the executive officer's position (including status, offices, titles, and reporting requirements), authorities, duties, or other responsibilities as in effect immediately prior to the change-in-control or any other action of the Bank which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Bank promptly after receipt of notice thereof give by the executive officer, (b) a reduction by the Bank in the executive officer's base salary as in effect on the date hereof or as the same shall be increased from time-to-time, (c) the failure by the Bank to (i) continue in effect any material compensation or benefit plan, program, policy or practice in which the executive officer was participating at the time of the change-in-control, or (ii) provide the executive officer with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to the change-in-control (or as in effect following the change-in-control, if greater), (d) the failure of the Bank to obtain a satisfactory agreement from any successor to the Bank to assume and agree to perform under the change-in-control agreement, and (e) any purported termination by the Bank of the executive officer's employment that is not effected pursuant to a "Notice of Termination." "Notice of Termination" means a written notice that (1) indicates the specific termination provision in the change-in-control agreement relied upon, (2) sets forth the date of termination, and (3) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the executive officer's employment under the provision so indicated.

              Short-Term Incentive Plan.    Except as provided below, if during the fiscal year of the Bank, a participant terminates his employment or if the Bank terminates the employment of the participant during that same period, all rights to an award under the plan for that year are forfeited. If the employment of a participant terminates after the end of the fiscal year, but before benefits earned during such year are paid, the rights to such benefits are not forfeited. If a participant dies, becomes disabled, retires, or is entitled to benefits under a change-in-control agreement during a plan year, they or their designated beneficiary will receive an incentive payment for the partial year based on the number of months from the start of the plan year to the first of the month following the month in which the death, disability, retirement, or the date of termination occurs, but only to the extent that an incentive payment is otherwise earned for the plan year.

              Long-Term Incentive Plan.    Except as provided below, if the employment of a participant terminates during the fiscal year for which performance is being measured and which might result in an award, all rights to an award under the plan are forfeited. If a participant dies during a plan year, they or their designated beneficiary will receive, in cash, any incentive payment for the partial year otherwise payable in cash, based on the number of months from the start of the plan year to the first month following the month in which the death occurred, but only to the extent that any incentive payment is otherwise earned for the plan year. If a participant is entitled to benefits under a change-in-control agreement, the participant will receive, in cash, any incentive payment for the partial year otherwise payable in cash, based on the number of months from the start of the plan year to the first day of the month following the month in which the date of termination occurs. Once stock appreciation rights, stock options and/or restricted stock have been awarded, the terms of the 2002 Stock Plan will control.

              2002 Stock Option and Incentive Plan and related Award Agreements.    In years prior to 2011, Messrs. Olthoff, Posegate and Brown were awarded stock options, stock appreciation rights and/or restricted stock under the 2002 Stock Plan, and Mr. Hage was awarded stock options and restricted stock under such plan. Under the terms of the 2002 Stock Plan and related award agreements, all unvested stock options, stock appreciation rights and restricted stock awards automatically fully vest upon the participant's death.

Payments Upon Termination

              The following table provides quantitative disclosure of the estimated payments and benefits that would be provided to our Named Executive Officers upon their termination, including their termination in connection with a change in control of the Corporation. The benefits set forth below are calculated as if the Named Executive Officer's termination occurred on June 30, 2011, the last business day of the 2011 fiscal year. Each Named Executive Officer is entitled to receive amounts earned during the term of his employment. These amounts include base salary, any accrued paid personal time off, any benefits that have accrued under the Short-Term Incentive Plan, Long-Term Incentive Plan, 401(k) Plan, ESOP, Pension Plan and Excess Pension and, in the case of Mr. Hage, his deferral account under the Deferred Compensation Agreement, and are not reflected in the below table. Consequently, the below table reflects only the additional compensation the Named Executive Officers are entitled to upon their termination.

              See (a) the "Grants of Plan-Based Awards for 2011" table for the amount of the Named Executive Officers' cash incentive awards earned in 2011 under the Corporation's Short-Term Incentive Plan and Long-Term Incentive Plan, as applicable, (b) the "2011 Pension Benefits" table for the actuarial present value of accumulated benefits payable to each of the Named Executive Officers under the Corporation's Pension Plan and Excess Pension Plan, and (c) the "Nonqualified Deferred Compensation for 2011" table for the amount of Mr. Hage's aggregate deferral account under the Deferred Compensation Agreement.

Named Executive Officer	Cash Severance Payment ($)		Acceleration of Outstanding Stock Options, SARs, and Restricted Stock Awards ($)[2]	Other Benefits ($)		Total Termination Benefits ($)
Curtis L. Hage[1]
Termination by Us for "Cause"	0		0	0		0
Termination by Us Without "Cause"	719,200		0	0		719,200
Termination by Mr. Hage with 60 days notice	29,967		0	20,833	[3]	50,800
Termination by Mr. Hage without 60 days notice	0		0	20,833	[3]	20,833
Termination by Us because of Disability	89,900		0	20,833	[3]	110,733
Termination because of Death	0		0	31,607	[4]	31,607
Termination because of Retirement	0		0	0		0
Termination following Change in Control	1,646,754	[5]	0	47,753	[6]	1,694,507
Brent R. Olthoff
Termination by Us for "Cause"	0		0	0		0
Termination by Us Without "Cause" with 60 days notice	300,000		0	0		300,000
Termination by Mr. Olthoff with 60 days notice	12,500		0	0		12,500
Termination by Mr. Olthoff without 60 days notice	0		0	0		0
Termination by Us because of Disability	37,500		0	0		37,500
Termination because of Death	0		10,601	0		10,601
Termination because of Retirement	0		0	0		0
Termination following Change in Control	315,212	[7]	10,601	58,385	[8]	384,198
Darrel L. Posegate[9]
Termination by Us for "Cause"	0		0	0		0
Termination by Us Without "Cause" with 60 days notice	478,400		0	0		478,400
Termination by Mr. Posegate with 60 days notice	19,933		0	0		19,933
Termination by Mr. Posegate without 60 days notice	0		0	0		0
Termination by Us because of Disability	59,800		0	0		59,800
Termination because of Death	0		30,993	0		30,993
Termination because of Retirement	0		0	0		0
Termination following Change in Control	765,268	[10]	30,993	47,055	[11]	843,316
Stephen M. Bianchi
Termination by Us for "Cause"	0		0	0		0
Termination by Us Without "Cause" with 60 days notice	500,000		0	0		500,000
Termination by Mr. Bianchi with 60 days notice	20,833		0	0		20,833
Termination by Mr. Bianchi without 60 days notice	0		0	0		0
Termination by Us because of Disability	62,500		0	0		62,500
Termination because of Death	0		43,760	0		43,760
Termination because of Retirement	0		0	0		0
Termination following Change in Control	500,000	[12]	43,760	55,178	[13]	598,938
David A. Brown
Termination by Us for "Cause"	0		0	0		0
Termination by Us Without "Cause" with 60 days notice	332,800		0	0		332,800
Termination by Mr. Brown with 60 days notice	13,867		0	0		13,867
Termination by Mr. Brown without 60 days notice	0		0	0		0
Termination by Us because of Disability	41,600		0	0		41,600
Termination because of Death	0		12,898	0		12,898
Termination because of Retirement	0		0	0		0
Termination following Change in Control	343,046	[14]	12,898	58,469	[15]	414,414

1The amounts in this table reflect payments that would have been made to Mr. Hage assuming a termination date of June 30, 2011, the last day of the fiscal year. For information about the termination payments Mr. Hage may be entitled to receive under his Revised Employment Agreement effective July 1, 2011, see "Employment Agreements" and "Potential Payments Upon Termination or Change-in-Control," above.

2Amount reflects the acceleration of vesting of all unvested stock options, stock appreciation rights and restricted stock awards upon death, but it excludes stock options and stock appreciation rights where the exercise price exceeds the closing sale price of our Common Stock on June 30, 2011.

3Reflects additional interest that would accrue on Mr. Hage's deferral account balance until paid in full, assuming an annual rate of interest of 4.25%. See the narrative to the "Nonqualified Deferred Compensation" table for further discussion of this additional benefit under Mr. Hage's Deferred Compensation Agreement.

4Amount reflects (a) the estimated additional benefit that Mr. Hage would be entitled to under his Deferred Compensation Agreement assuming he passed on June 30, 2011, which is before his normal retirement date (this amount is in addition to his aggregate deferral account of $658,014 as of June 30, 2011), and (b) estimated interest that would accrue on the deferral account balance until paid in full assuming an annual rate of interest of 4.25%. See the narrative to the "Nonqualified Deferred Compensation for 2011" table for further discussion of these additional benefits upon Mr. Hage's termination as a result of death.

5Reflects the amount that is the product of 2.99 times the sum of (a) the executive officer's 2011 base salary, plus (b) the average short-term cash incentive award received by the executive officer over the last 4 years, including 2011.

6Includes (a) health and dental insurance for 36 months (present value) of $22,320, (b) life, disability and welfare benefits for 18 months (present value) of $1,184, (c) out-placement counseling services of $10,000, (d) financial planning and tax preparation expenses of $5,000, and (e) country club dues for 18 months (present value) of $9,249.

7Reflects the amount that is the product of 1.5 times the sum of (a) the executive officer's 2011 base salary, plus (b) the average short-term cash incentive award received by the executive officer over the last 4 years, including 2011.

8Includes (a) health and dental insurance for 36 months (present value) of $33,696, (b) life, disability and welfare benefits for 18 months (present value) of $761, (c) out-placement counseling services of $10,000, (d) financial planning and tax preparation expenses of $5,000 and (e) country club dues for 18 months (present value) of $8,928.

9 Mr. Posegate resigned from his positions with the Company and the Bank on October 4, 2011. Pursuant to a separation agreement dated October 4, 2011, we agreed to pay Mr. Posegate separation payments aggregating to his base salary from September 1, 2011 to June 30, 2012 and medical (COBRA) benefits through June 30, 2012 (if eligible).

10Reflects the amount that is the product of 2 times the sum of (a) the executive officer's 2011 base salary, plus (b) the average short-term cash incentive award received by the executive officer over the last 4 years, including 2011.

11Includes (a) health and dental insurance for 36 months (present value) of $22,320, (b) life, disability and welfare benefits for 18 months (present value) of $1,220, (c) out-placement counseling services of $10,000, (d) financial planning and tax preparation expenses of $5,000, and (e) country club dues for 18 months (present value) of $8,515.

12Reflects the amount that is the product of 1.5 times the sum of (a) the executive officer's 2011 base salary, plus (b) the average short-term cash incentive award received by the executive officer over the last 4 years, including 2011.

13Includes (a) health and dental insurance for 36 months (present value) of $33,696, (b) life, disability and welfare benefits for 18 months (present value) of $1,268, (c) out-placement counseling services of $10,000, (d) financial planning and tax preparation expenses of $5,000, and (e) country club dues for 18 months (present value) of $5,214.

14Reflects the amount that is the product of 1.5 times the sum of (a) the executive officer's 2011 base salary, plus (b) the average short-term cash incentive award received by the executive officer over the last 4 years, including 2011.

15Includes (a) health and dental insurance for 36 months (present value) of $33,696, (b) life, disability and welfare benefits for 18 months (present value) of $845, (c) out-placement counseling services of $10,000, (d) financial planning and tax preparation expenses of $5,000, and (e) country club dues for 18 months (present value) of $8,928.

DIRECTOR COMPENSATION

              Each director of the Corporation is also a director of the Bank. In fiscal 2011, each non-employee director who served as a member of the Board of Directors during the entire fiscal year received an aggregate of 1,887 shares of restricted common stock pursuant to the 2002 Stock Plan. The Corporation's Certificate of Incorporation provides that no person will be eligible for election or reelection to the Board of Directors who beneficially owns less than 100 shares of the Corporation's Common Stock. In addition, in June 2011, the Personnel, Compensation and Benefits Committee determined to increase the Board of Directors compensation by $5,000 to be paid in the form of cash. This increase was effective for the current fiscal year and future years.

              Non-employee directors serving on either of the Personnel, Compensation and Benefits Committee or the Nominating and Corporate Governance Committee also receive a meeting fee of $400 for each committee meeting they attend, and the Chairmen of the Personnel, Compensation and Benefits Committee and the Nominating and Corporate Governance Committee receive a meeting fee of $600 for each meeting attended. Non-employee directors serving on the Audit Committee (other than in the capacity of Chairman) receive a meeting fee of $600 for each committee meeting they attend, and the Chairman of the Audit Committee receives a fee of $800 for each meeting attended. In addition, our Vice-Chair receives $25,800, paid in restricted stock, as compensation for his additional duties.

              The following table reflects the compensation paid to the Corporation's non-employee directors for 2011. The compensation paid to Mr. Hage, the Corporation's Chairman, President and Chief Executive Officer, is presented above in the Summary Compensation Table and the related explanatory tables.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)[1,2] (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Charles T. Day	40,266	20,800	0	0	0	0	61,066
Christine E. Hamilton	12,532	20,800	0	0	0	0	33,332
Robert L. Hanson	14,732	20,800	0	0	0	0	35,532
David J. Horazdovsky	17,732	20,800	0	0	0	0	38,532
Thomas L. Van Wyhe	14,332	20,800	0	0	0	0	35,132
Michael M. Vekich	9,332	46,600	0	0	0	0	55,932

1Reflects the compensation expense recognized for restricted stock awards granted in 2011 by the Corporation for financial statement reporting purposes during 2011 in accordance with FASB ASC Topic 718, except no assumptions for forfeitures were included. For additional information, refer to Note 16 of "Notes to Consolidated Financial Statements" in the Form 10-K. These restrictive stock grants were made under the 2002 Stock Plan and vest on the first anniversary of their grant date. As of June 30, 2011, the Corporation's non-employee directors held the following shares of unvested restricted stock: Day—1,887; Hamilton—1,887; Hanson—1,887; Horazdvosky—1,887; Van Wyhe—1,887 and Vekich—4,245.

2In 2011, each of the Corporation's non-employee directors received a restricted stock award of 1,887 shares of the Corporation's Common Stock. Mr. Vekich received an additional 2,358 shares of restricted stock for his role as Vice-Chair. The aggregate grant date fair value of these 2011 restricted stock awards (computed in accordance with FAS 123R, except no assumptions for forfeitures were included) was $20,800 and $25,800 for Mr. Vekich's additional award. Dividends are paid on restricted stock awards at the same rate as our Common Stock.

Personnel, Compensation and Benefits Committee Interlocks and Insider Participation

              As stated above, in fiscal 2011, the members of the Compensation Committee were Ms. Hamilton (Chair) and Messrs. Day, Horazdovsky and Van Wyhe. During fiscal 2011, none of the Corporation's executive officers served on the compensation committee (or its equivalent) or board of directors of another entity one of whose executive officers served on the Corporation's Compensation Committee or Board of Directors. No current or past officer or employee of the Corporation or any of its subsidiaries served on the Corporation's Compensation Committee during fiscal 2011. No member of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K of the Exchange Act, other than described in this Proxy Statement under the section "Transactions with Related Persons" set forth below.

Transactions With Related Persons

              The Bank, like many financial institutions, has followed a policy of granting officers, directors and employees loans secured by the borrower's residence, consumer loans and commercial loans. Consumer loans to employees are originated at market rates and terms currently available to the public, and modified to one percent below the market rate. Modifications are not made on loans granted with special promotional rates. In addition, in connection with single-family mortgage loans made to employees, origination fees up to one percent and the underwriting fees are waived for qualified employee applicants, no more than once every twelve months. If the employee relationship ceases, the terms of the loan revert back to the terms that would have applied except for the employee-employer relationship.

              Loans by the Bank to its officers and directors are not prohibited under Section 402 of the Sarbanes-Oxley Act of 2002 because the Bank is an insured depository institution and such loans are subject to the insider lending restrictions of Section 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve. These provisions restrict loans and other transactions with affiliated persons of the Bank and require all such loans be made on terms and conditions comparable to those for similar transactions with non-affiliates. All loans by the Bank to its officers and directors are made in the ordinary course of business; are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank; and do not involve more than the normal risk of collectability or present other unfavorable features. All loans from the Bank to its officers, directors, key employees or their affiliates are approved by the Bank's Loan Committee and ratified by the Bank's Board of Directors.

Policy on Review, Approval or Ratification of Transactions with Related Persons

              The Board of Directors has adopted a written policy with respect to transactions involving the Bank and "related persons" (generally the executive officers (anyone in the position of senior vice president and above), directors and principal stockholders and their immediate family members). All employee loans (other than loans to related persons) must be approved by a senior vice president authorized to grant credit, and all loans to related persons require prior approval by the Audit Committee.

              The Corporation intends that all transactions between the Corporation or the Bank and its officers, directors, holders of 10% or more of the shares of any class of its Common Stock and affiliates thereof, will contain terms no less favorable to the Corporation than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of disinterested members of the Audit Committee.

              Additionally, all transactions with affiliates (an affiliate of a savings association includes the parent company, which controls the savings association and any other company that is controlled by the parent company, which controls the savings association) require the prior approval of a member of the executive management team.

PROPOSAL NO. II—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              The Audit Committee has approved Eide Bailly, LLP ("Eide") as the Corporation's independent registered public accounting firm for the fiscal year ending June 30, 2012. The Board of Directors seeks an indication from the Corporation's stockholders of their approval or disapproval of the Audit Committee's selection of Eide as the Corporation's independent registered public accounting firm for the fiscal year ending June 30, 2012.

              Eide has provided services to the Corporation since fiscal year 2005, which included, among other things, the examination of the Corporation's Annual Report on Form 10-K and reviews of the Corporation's Quarterly Reports on Form 10-Q. A representative of Eide is expected to be present at the Meeting, will have an opportunity to make a statement if such representative so desires, and will be available to respond to appropriate questions. If our stockholders do not ratify the appointment of Eide at the Meeting, the Audit Committee will consider such event in its selection of the Corporation's independent registered public accounting firm for the 2013 fiscal year. Additionally, even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the

2012 fiscal year if it determines that such a change would be in the best interests of the Corporation and its stockholders.

              THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF EIDE BAILLY, LLP AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2012.

Audit Committee Pre-Approval Policies

              Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require audit committees of public companies to pre-approve audit and permissible non-audit services provided by their independent auditors. The Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services are pre-approved. During the fiscal year, in the event it becomes necessary to engage the independent auditor for additional services not contemplated in the original pre-approval, the Corporation will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The pre-approval policy requires the Audit Committee to be informed of each service performed by the independent auditor, and the policy does not include any delegation of the Audit Committee's responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the entire Audit Committee at its next scheduled meeting.

              During the fiscal year ended June 30, 2011, all services rendered by Eide, total amounts for which are set forth below, were pre-approved by the Audit Committee in compliance with these procedures.

              Eide served as the Corporation's independent registered public accounting firm for the fiscal year ended June 30, 2011, and fiscal year ended June 30, 2010. Fees billed to the Corporation by Eide for fiscal year 2011 and 2010 are set forth below.

    Fees for Fiscal Year Ended June 30, 2011

              Audit Fees.    Eide billed a total amount of $185,095 for "Audit Fees", which fees related to (i) the audit of the Corporation's annual financial statements and related attestation services for the fiscal year ended June 30, 2011, (ii) the reviews of the financial statements included in the Corporation's Forms 10-Q for the 2011 fiscal year, and (iii) the examination of management's assertion regarding the effectiveness of internal controls (FDICIA).

              Audit-Related Fees.    Eide billed a total amount of $46,500 for "Audit-Related Fees," which fees related to (i) the audit of the Corporation's pension plan and retirement savings plan during the fiscal year ended June 30, 2011, (ii) attestation services incurred in connection with the Corporation's compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program, and (iii) the audit performed for the U.S. Department of Education related to the origination and servicing of student loans.

              Tax Fees.    Eide performed no professional tax services for the fiscal year ended June 30, 2011.

              All Other Fees.    Eide billed a total amount of $4,486 for "All Other Fees," which fees related to employment background screenings.

    Fees for Fiscal Year Ended June 30, 2010

              Audit Fees.    Eide billed a total amount of $174,000 for "Audit Fees", which fees related to (i) the audit of the Corporation's annual financial statements and related attestation services for the fiscal year ended June 30, 2010, (ii) the reviews of the financial statements included in the Corporation's Forms 10-Q for the 2010 fiscal year, and (iii) the examination of management's assertion regarding the effectiveness of internal controls (FDICIA).

              Audit-Related Fees.    Eide billed a total amount of $45,700 for "Audit Related Fees," which fees related to (i) the audit of the Corporation's pension plan and retirement savings plan during the fiscal year ended June 30, 2010, (ii) attestation services incurred in connection with the Corporation's compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program, and (iii) the audit performed for the U.S. Department of Education related to the origination and servicing of student loans.

              Tax Fees.    Eide performed no professional tax services for the fiscal year ended June 30, 2010.

              All Other Fees.    Eide billed a total amount of $62,430 for "All Other Fees," which fees related to employment background screenings and review of the Corporation's Registration Statement on Form S-1.

              The Audit Committee considers the provision of services referenced above to be compatible with maintaining Eide's independence.

Report of the Audit Committee

              The Audit Committee of the Board of Directors is responsible for, among other things, providing independent, objective oversight of the Corporation's accounting functions and internal controls. The Audit Committee is currently composed of four directors, each of whom is an independent director as defined in the NASDAQ Marketplace Rules and Rule 10A-3(b)(1)(ii) of the Exchange Act, pursuant to the exemption set forth in Rule 10A-3(b)(1)(iv)(B) of the Exchange Act. The Audit Committee operates pursuant to a written charter approved by the Board of Directors.

              Management is responsible for the Corporation's internal controls and financial reporting process. The Corporation's independent registered public accounting firm, Eide Bailly, LLP, is responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and for expressing an opinion on the conformity of such financial statements to U.S. generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes.

              In connection with these responsibilities, the Audit Committee met with management and Eide Bailly, LLP to review and discuss the Corporation's audited financial statements for the fiscal year ended June 30, 2011. The Audit Committee discussed with Eide Bailly, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as modified or supplemented. The Audit Committee also received written disclosures and the letter from Eide Bailly, LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and the Audit Committee has discussed with Eide Bailly, LLP that firm's independence.

              Based upon the Audit Committee's discussions with management and Eide Bailly, LLP and based upon the Audit Committee's review of the representations of management and Eide Bailly, LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2011, for filing with the SEC.

HF Financial Corp. Audit Committee

2011 Members

Robert L. Hanson (Chair)
Charles T. Day
Thomas L. Van Wyhe
Michael M. Vekich

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers, and persons who own more than 10% of the Corporation's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Corporation's Common Stock. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

              Based solely on a review of the copies of such reports furnished to the Corporation and written representations from its executive officers and directors that no other reports were required, the Corporation believes that during the fiscal year ended June 30, 2011, all of its officers, directors and greater than 10% beneficial owners have timely satisfied their Section 16(a) reporting obligations for the fiscal year ended June 30, 2011, except that one report on Form 4 for Darrel L. Posegate, then the Corporation's Executive Vice President, filed on September 17, 2010, was not filed on a timely basis.

CODE OF CONDUCT AND ETHICS

              The Board of Directors has adopted a Code of Conduct and Ethics that applies to all of the Corporation's directors, officers and employees, including its principal executive officer and principal financial and accounting officer. The full text of the Code of Conduct and Ethics is available to stockholders on the Investor Relations page of the Corporation's website at www.homefederal.com. Amendments and modifications to, and waivers of, the Code of Conduct and Ethics will be promptly disclosed by the Corporation, to the extent required under the Exchange Act and the NASDAQ Marketplace Rules, on a current report on Form 8-K.

STOCKHOLDER PROPOSALS

              In order to be eligible for inclusion in the Corporation's proxy materials for next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's executive offices, 225 South Main Avenue, Sioux Falls, South Dakota 57104, no later than                           , 2012. Proposals submitted after                          , 2012 will not be timely filed with the Corporation. Any such proposals must also be in accordance with the provisions of Rule 14a-8 of the Exchange Act, as supplemented or modified. Stockholders who intend to present a proposal at next year's annual meeting of stockholders without including such proposal in the Corporation's proxy statement must provide the Corporation with written notice of such proposal no earlier than August 15, 2012 and no later than September 14, 2012. Notice of proposals submitted earlier than August 15, 2012 or after September 14, 2012, will not be timely filed with the Corporation. This notice must also contain the information required by our Bylaws. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the Corporation's Bylaws and other applicable laws and regulations.

 ANNUAL REPORT

              The Corporation's Summary Report to Stockholders and Annual Report on Form 10-K for the fiscal year ending June 30, 2011, including financial statements, is being mailed with this Proxy Statement to stockholders entitled to notice of the Meeting.

OTHER MATTERS

              The Board of Directors does not intend to bring before the Meeting any business other than the election of directors and ratification of the selection of Eide Bailly, LLP as the Corporation's independent registered public accounting firm for the fiscal year ending June 30, 2011 as set forth in this Proxy Statement and has not been informed that any other business is to be presented at the Meeting. However, if any matters other than those referred to in this Proxy Statement should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

By Order of the Board of Directors,

Pamela F. Russo Corporate Secretary

Sioux Falls, South Dakota
October              , 2011

APPENDIX A

INFORMATION CONCERNING PARTICIPANTS IN THE COMPANY'S SOLICITATION OF PROXIES

              The following tables ("Directors and Nominees" and "Officers and Employees") identify, as of October 14, 2011, the name and business address of our directors and director nominees, and the name, present principal occupation, and business address of our officers and employees who, under the rules of the SEC, are considered to be participants in our solicitation of proxies from our stockholders in connection with our 2011 Annual Meeting of stockholders.

    Directors and Nominees

              The principal occupations of our directors and director nominees who are considered participants in our proxy solicitation is as follows, including the name and address of the organization of employment of our directors and director nominees:

Curtis L. Hage	Special Advisor	HF Financial Corp.	225 South Main Avenue, Sioux Falls, SD 57104
Charles T. Day	Chief Operating Officer	Face it Together, Inc.	2011 W 26th Street Sioux Falls, SD 57105
Christine E. Hamilton	President and Chief Executive Officer	Christiansen Land and Cattle, Ltd.	201 S. Main Kimball, SD 57355
Robert L. Hanson	Chief Executive Officer	Harold's Photo Centers	912 W. 41st Street Sioux Falls, SD 57105
David J. Horazdovsky	President and Chief Executive Officer	The Evangelical Lutheran Good Samaritan Society	4800 West 57th Street PO Box 5038 Sioux Falls, SD 57117-5038
Thomas Van Wyhe	District Manager	Trane Company	3500 S. 1st Avenue, Suite 150 Sioux Falls, SD 57105
Michael M. Vekich	Chief Executive Officer	Vekich Associates Chartered	3924 Natchez Avenue South Minneapolis, MN 55416

    Officers and Employees

              The principal occupations of our officers and employees who are considered participants in our solicitation of proxies are set forth below. The principal occupation refers to such person's position with us, and the business address for each person is 225 South Main Avenue, Sioux Falls, SD 57104.

Stephen M. Bianchi	Interim President and Chief Executive Officer
Brent R. Olthoff	Senior Vice President / Chief Financial Officer and Treasurer

    Information Regarding Ownership of HFFC Securities by Participants

              The number of shares of our common stock held by our directors, director nominees, officers, employees and each associate (as defined under Rule 14a-1a of the Securities Exchange Act of 1934) of these individuals as of October 14, 2011 is included above in Beneficial Ownership of Common Stock by Certain Shareholders of this Proxy Statement.

    Information Regarding Transactions in HFFC Securities by Participants

              The following table provides information regarding purchases and sales of our common stock by each of the participants listed above under "Directors and Nominees" and "Officers and Employees" during the two years prior to October 14, 2011, including the dates on which such shares were purchased or sold and the amount purchased or sold on such dates. Unless otherwise indicated, all transactions were conducted in the public market or pursuant to our equity compensation or retirement plans and none of the purchase price or market value of those shares are represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding the shares.

Name	Date	Number of Shares of HFFC Common Stock	Transaction Description
Curtis L. Hage[7]	11/25/2009	2,500	[1]
	10/21/2009	28.143	[6]
	11/3/2009	30.038	[6]
	11/17/2009	187.132	[6]
	12/2/2009	196.779	[6]
	12/16/2009	13.98	[6]
	12/29/2009	3,342	[3]
	1/5/2010	3.017	[6]
	2/4/2010	63.317	[6]
	2/11/2010	38.201	[6]
	07/12/2010	12,044	[7]
	08/23/2010	13,861	[6]
	09/30/2010	12,355	[5]
	11/23/2010	5,000	[2]
	02/23/2011	1,969	[2]
	02/28/2011	10,600	[2]
	09/14/2011	12,005	[6]
Charles T. Day	11/26/2009	1,500	[1]
	12/24/2009	2,256	[4]
	11/17/2010	1,887	[4]
Christine E. Hamilton	11/26/2009	100	[1]
	12/24/2009	2,256	[4]
	11/17/2010	1,887	[4]
Robert L. Hanson	12/24/2009	2,256	[4]
	11/17/2010	1,887	[4]
David J. Horazdovsky	12/24/2009	2,256	[4]
	11/17/2010	1,887	[4]
Thomas L. Van Wyhe	11/25/2009	1,000	[1]
	12/24/2009	2,256	[4]
	11/17/2010	1,887	[4]
Michael M. Vekich	09/30/2010	100	[1]
	11/17/2010	1,887	[4]
	06/30/2011	2,358	[4]
Brent R. Olthoff	09/14/2010	(65)	[2]
	09/15/2010	(38)	[2]
	09/13/2011	(65)	[2]
	09/14/2011	(33)	[2]
	09/15/2011	(5)	[2]
Stephen M. Bianchi	07/21/2010	4,000	[4]
	08/02/2011	(330)	[2]

1 Purchase on the open market.

2 Sale on the open market, pursuant to Rule 10b5-1 Stock Sales Plan.

3 Gift of shares.

4 Restricted stock award, subject to risk of forfeiture.

5 Shares acquired pursuant to exercise of options.

6 Acquisition of shares under 401(k). Excludes sales for accounting and trustee fees.

7 Does not include 1,078, net, shares acquired through the ESOP from September 30, 2009 through October 11, 2011. Shares acquired through the ESOP represent reinvested and proportionally allocated dividends less proportionally allocated trustee expenses not within the discretion of the participant.

    Miscellaneous Information Concerning Participants

              Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, to the best of our knowledge, no participant, or any of his or her associates (as defined under Rule 14a-1(a) of the Securities Exchange Act of 1934), beneficially owns any shares of our common stock or other securities of HFFC or the Bank. Furthermore, except as described above under Transactions With Related Persons in this Proxy Statement, to the best of our knowledge, no participant or any of his or her associates, is either a party to any transactions or series of transactions since the beginning of our last fiscal year, or any currently proposed transaction or series of transactions in which (i) we or any of our subsidiaries are or are to be a party, (ii) the amount involved exceeds $120,000, and (iii) any participant, or any of his or her associates, had or will have a direct or indirect material interest.

              To the best of our knowledge, except as described in this Appendix A or as otherwise disclosed in this Proxy Statement, no participant, or any of his or her associates, has entered into any agreement or understanding with any person regarding any future employment by HFFC or any of its affiliates or any future transactions to which HFFC or any of its affiliates will or may be a party. Except as described above under Transactions With Related Persons in this Proxy Statement, to the best of our knowledge, no participant is a party to any contract, arrangement, or understanding with any person with respect to any securities of HFFC, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

              Except as described in this Appendix A or as otherwise disclosed in this Proxy Statement, to the best of our knowledge, no participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at our Annual Meeting of Stockholders.

              No participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

PRELIMINARY COPY -
SUBJECT TO COMPLETION

PLEASE VOTE TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE. TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED BLUE PROXY PROXY CARD HF FINANCIAL CORP. ANNUAL MEETING OF STOCKHOLDERS DECEMBER 13, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all proxies previously given with respect to the subject matter hereon, hereby appoints Michael M. Vekich, Charles T. Day, Robert L. Hanson and David J. Horazdovsky each with the power to act alone and with full power of substitution, to act as attorneys and proxies for the undersigned to represent and vote all shares of common stock, par value $0.01 per share, of HF Financial Corp. (the "Corporation"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on December 13, 2011, at the [ ], located at [                    ], at [             ], and at any and all adjournments or postponements thereof. The undersigned acknowledges receipt of the Notice of said Annual Meeting and of the accompanying Proxy Statement attached thereto. UNLESS OTHERWISE SPECIFIED HEREON, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED HEREON AND FOR THE RATIFICATION OF THE APPOINTMENT OF EIDE BAILLY, LLP, AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2012. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. PLEASE SIGN AND DATE ON REVERSE SIDE OF THIS CARD.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED X Please mark your vote as in this example THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE CLASS III DIRECTOR NOMINEES LISTED BELOW AND THE RATIFICATION OF THE APPOINTMENT OF EIDE BAILLY, LLP. ITEM 2. To ratify the appointment of Eide Bailly, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2012. Date: , 2011 Signature Signature (if held jointly) Title NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. Corporations should provide full name of corporation and title of authorized officer signing the proxy. FOR AGAINST ABSTAIN ITEM 1. To elect as directors the Class III director nominees listed below to have terms expiring in 2014 and until their successors shall be elected and duly qualified. Nominees: 01. CHRISTINE E. HAMILTON 02. THOMAS L. VAN WYHE FOR ALL YOUR VOTE IS IMPORTANT Please take a moment now to vote your shares of HF Financial Corp. Common Stock for the upcoming Annual Meeting of Stockholders. PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS: 1. Vote by Telephone – Please call toll-free in the U.S. or Canada at 1-866-353-7846, on a touch-tone phone. If outside the U.S. or Canada, call 1-215-521-1350. Please follow the simple instructions. You will be required to provide the unique control number printed below. OR 2. Vote by Internet – Please access https://www.proxyvotenow.com/hffc, and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed below. You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card. OR 3. Vote by Mail – If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: HF Financial Corp., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155. WITHHOLD FOR ALL FOR ALL EXCEPT *INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For All Except" box above and write that nominee’s name in the space provided below.

QuickLinks

  PRELIMINARY COPY—SUBJECT TO COMPLETION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on December 13, 2011
ANNUAL MEETING OF STOCKHOLDERS December 13, 2011
PROPOSAL I—ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested in 2011
2011 Pension Benefits
Nonqualified Deferred Compensation
DIRECTOR COMPENSATION
PROPOSAL NO. II—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF CONDUCT AND ETHICS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS
INFORMATION CONCERNING PARTICIPANTS IN THE COMPANY'S SOLICITATION OF PROXIES